Exhibit 4.20

Dated 12 December 2025

FELLOW SHIPPING CO.
PREMIER MARINE CO.
CHAMPION MARINE CO.
FLAG MARINE CO.
as joint and several Borrowers

and

SEANERGY MARITIME HOLDINGS CORP.
as Parent Guarantor

and

DANISH SHIP FINANCE A/S
as Original Lender

FACILITY AGREEMENT
relating to
(i) the refinancing of the Existing Indebtedness
over m.v. “FELLOWSHIP”, “PREMIERSHIP” and “CHAMPIONSHIP”, (ii) financing of the acquisition cost of m.v. “FLAGSHIP” and (iii) general corporate purposes

Index
Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		30
2	The Facility	30
3	Purpose	30
4	Conditions of Utilisation	31
Section 3 Utilisation		32
5	Utilisation	32
Section 4 Repayment, Prepayment and Cancellation		34
6	Repayment	34
7	Prepayment and Cancellation	34
Section 5 Costs of Utilisation		38
8	Interest	38
9	Interest Periods	39
10	Changes to the Calculation of Interest	40
11	Fees	41
Section 6 Additional Payment Obligations		42
12	Tax Gross Up and Indemnities	42
13	Increased Costs	45
14	Other Indemnities	47
15	Mitigation by the Lender	49
16	Costs and Expenses	50
Section 7 Guarantees and Joint and Several Liability of Borrowers		52
17	Guarantee and Indemnity – Parent Guarantor	52
18	Joint and Several Liability of the Borrowers	55
Section 8 Representations, Undertakings and Events of Default		57
19	Representations	57
20	Information Undertakings	64
21	Financial Covenants	69
22	General Undertakings	70
23	Insurance Undertakings	77
24	General Ship Undertakings	84
25	Security Cover	91
26	Accounts	93
27	Events of Default	94
Section 9 The Lender and the Obligors		99
28	Changes to the Lender	99
29	Changes to the Transaction Obligors	100
Section 10 Administration		101
30	Payment Mechanics	101
31	Set-Off	102
32	Conduct of Business by the Lender	103
33	Bail-In	103
34	Notices	103
35	Calculations and Certificates	105
36	Partial Invalidity	106
37	Remedies and Waivers	106

38	Entire Agreement	106
39	Settlement or Discharge Conditional	106
40	Irrevocable Payment	106
41	Amendments	107
42	Confidential Information	109
43	Confidentiality of Funding Rates	112
44	Counterparts	113
Section 11 Governing Law and Enforcement		114
45	Governing Law	114
46	Enforcement	114

Schedules

Schedule 1 The Parties	115
Part A The Obligors	115
Part B The Original Lender	117
Schedule 2 Conditions Precedent	118
Part A Conditions Precedent to each Utilisation Request	118
Part B Conditions Precedent to Utilisation	121
Schedule 3 Utilisation Request	123
Schedule 4 Form of Compliance Certificate	125
Schedule 5 Timetables	126
Schedule 6 Repayment Schedules	127
Schedule 7 Reference Rate Terms	130
Schedule 8 Daily Non-Cumulative Compounded RFR Rate	134
Schedule 9 Cumulative Compounded RFR Rate	136
Schedule 10 Sustainability Margin Adjustment Schedule	137
Schedule 11 Form of Sustainability Compliance Certificate	141

Execution

Execution Pages	143

THIS AGREEMENT is made on 12 December 2025

PARTIES

(1)
FELLOW SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands, with registered number 97694, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as borrower (“Borrower A”)

(2)
PREMIER MARINE CO., a corporation incorporated in the Republic of the Marshall Islands, with registered number 77643, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as borrower (“Borrower B”)

(3)
CHAMPION MARINE CO., a corporation incorporated in the Republic of the Marshall Islands, with registered number 98305, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as borrower (“Borrower C”)

(4)
FLAG MARINE CO., a corporation incorporated in the Republic of the Marshall Islands, with registered number 108634, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as borrower (“Borrower D” and together with Borrower A, Borrower B and Borrower C, jointly and severally, the “Borrowers”)

(5)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands, with registered number 27721, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands as guarantor (the “Parent Guarantor”); and

(6)	DANISH SHIP FINANCE A/S as lender (the “Original Lender”)

BACKGROUND

The Lender has agreed to make available to the Borrowers a secured term loan facility in the aggregate amount of $45,279,450 in five Tranches as follows:

(i)	Tranche A in the amount of $6,213,350, for the purpose of refinancing the existing indebtedness secured on Ship A;

(ii)	Tranche B in the amount of $6,213,350, for the purpose of refinancing the existing indebtedness secured on Ship B;

(iii)	Tranche C in the amount of $8,780,000 for the purpose of refinancing the existing indebtedness secured on Ship C;

(iv)	Tranche D in the amount of $16,800,000, for the purpose of financing the acquisition of Ship D; and

(v)	Tranche E in the amount of $7,272,750, for the purpose of increasing the financing of Ship A, Ship B and Ship C.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Bank” means Joh. Berenberg, Gossler & Co. KG acting through its office at Hamburg, Germany or any replacement bank or other financial institution as may be approved by the Lender.

“Accounting Period” means each consecutive three month period, during the Security Period ending on each Security Cover Testing Date of each financial year.

“Accounts” means the Earnings Accounts and the Retention Accounts.

“Account Security” means a document creating Security over any Account in agreed form.

“Acquisition Cost” means in respect of Ship D, the amount required to be paid pursuant to the exercise of the Purchase Option (as defined in the Existing Bareboat Charter) by Borrower D under the Existing Bareboat Charter which shall not exceed Tranche D.

“Additional Business Day” means any day specified as such in the Reference Rate Terms.

“Advance” means a borrowing of all or part of a Tranche under this Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” means (i) the US Foreign Corrupt Practices Act of 1977, as amended, (ii) the Bribery Act 2010 and (iii) any other applicable anti-bribery or anti-corruption law or regulation.

“Anti-Money Laundering Laws” means all applicable anti-corruption laws, anti-bribery laws, anti-money laundering laws and reporting requirements, regulations, guidelines or rules in any applicable jurisdiction.

“Approved Brokers” means any firm or firms of insurance brokers approved in writing by the Lender, such approval not to be unreasonably withheld or delayed.

“Approved Classification” means:

(a)
in relation to Ship A, 100A1 Bulk Carrier, CSR, BC-A, GRAB[25], Holds Nos. 2, 4, 6 and 8 may be empty, ESP,*IWS, LI, LMC UMS, BWTS*, Descriptive Notes: ShipRight (SCM), BWMP (T) with the relevant Approved Classification Society;

(b)	in relation to Ship B, A1, Bulk Carrier, BC-A Holds 2, 4, 6 and 8 may be empty ESP, AMS, ACCU, Additional Notations: BWT, CRC(I), UWILD with the relevant Approved Classification Society;

(c)
in relation to Ship C, I HULL MACH Bulk carrier CSR CPS(WBT) BC-A (maximum cargo density 3.00 t/m3; holds 2,4,6 and 8 may be empty) GRAB [30] ESP Unrestricted navigation EGCS-SCRUBBER , { AUT-UMS , MON-SHAFT , INWATERSURVEY; and

(d)	in relation to Ship D, 1A Bulk carrier BC(A) BWM(T) COAT-PSPC(B) CSR E0 ESP Grab(20 t) holds(2,4,6,8)may be empty Recyclable Strengthened(IB) TMON(oil lubricated),

or, in each case, or the equivalent classification with another Approved Classification Society.

“Approved Classification Society” means, as at the date of this Agreement:

(a)	in relation to Ship A, Lloyd’s Register (LR); and

(b)	in relation to Ship B, American Bureau of Shipping (ABS); and

(c)	in relation to Ship C, Bureau Veritas (BV); and

(d)	in relation to Ship D, Det Norske Veritas (DNV),

or, in each case, any other classification society approved in writing by the Lender (such approval not to be unreasonably withheld or delayed).

“Approved Commercial Manager” means:

(a)
Seanergy Management Corp., a corporation incorporated in the Republic of the Marshall Islands with registered number 29849, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands;

(b)
Fidelity Marine Inc., a corporation incorporated in the Republic of the Marshall Islands with registered number 341411 whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands; or

(c)	any other person approved in writing by the Lender as the commercial manager of a Ship (such approval not to be unreasonably withheld).

“Approved Flag” means, in relation to a Ship, the flag of the Marshall Islands or any other flag proposed by the Borrowers and approved in writing by the Lender.

“Approved Manager” means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

“Approved Technical Manager” means:

(a)
in respect of Ship A, Seanergy Shipmanagement Corp., a corporation incorporated in the Republic of the Marshall Islands with registered number 71736, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands; and

(b)
in respect of each of Ship B , Ship C and Ship D, either (i) V.Ships Limited, a corporation incorporated and existing under the laws of Cyprus whose registered office is at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus or (ii) Seanergy Shipmanagement Corp., a corporation incorporated in the Republic of the Marshall Islands with registered number 71736, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands or (iii) V. Ships Greece Ltd., a corporation incorporated in Bermuda having a registered office at 3rd floor, Par La Ville Place, 14 Par La Ville Road, Hamilton HM08, Bermuda,

or, in each case, any other person approved in writing by the Lender as the technical manager of a Ship (such approval not to be unreasonably withheld).

“Approved Valuer” means Arrow Sale & Purchase (UK) Ltd., Braemar Seascope, Clarksons Platou, Fearnleys AS, Galbraiths or Simpson Spence Young (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Lender.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignable Charter” means, in relation to a Ship:

(a)
any time charterparty, consecutive voyage charter or contract of affreightment in respect of that Ship having a duration (or capable of having a duration) of more than 13 months (including options); and

(b)	any consecutive voyage charter of any duration entered into with another member of the Group,

and, in each case, any guarantee of the obligations of the charterer under such charter in each case made on terms and with a charterer acceptable in all respects to the Lender.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

“Availability Period” means, in respect of a Tranche, the period from and including the date of this Agreement to and including 15 January 2026, or such later date as the Lender and the Borrowers may agree to or, if earlier, the date the Lender’s obligation to make that Tranche available is cancelled or terminated.

“Available Facility” means the Commitment minus:

(a)	the amount of the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of any Advance that is due to be made on or before the proposed Utilisation Date.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Balloon Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Borrower” means Borrower A, Borrower B, Borrower C or Borrower D.

“Break Costs” means any amount specified as such in the Reference Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Copenhagen and Athens and in relation to:

(a)	any date for payment or purchase of an amount relating to the Loan, any part of the Loan or Unpaid Sum; or

(b)
the determination of the first day or the last day of an Interest Period for the Loan, any part of the Loan or Unpaid Sum or otherwise in relation to the determination of the length of such an Interest Period, which is an Additional Business Day relating to the Loan, that part of the Loan or Unpaid Sum.

“Cash” shall have the meaning given to such term in the Latest Financial Statements (for the avoidance of doubt, including cash equivalents, restricted cash and term deposits).

“Central Bank Rate” has the meaning given to that term in the Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms.

“Central Bank Rate Spread” has the meaning given to that term in the Reference Rate Terms

“Charter” means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence (including, without limitation, any Assignable Charter).

“Charter Guarantee” means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

“Charterparty Assignment” means, in relation to a Ship, the assignment creating Security over the rights of the Borrower owing that Ship under any Assignable Charter and any Charter Guarantee in respect thereof in agreed form.

“CII Rating” means the operational carbon intensity rating of a Ship, expressed as a rating from A-E, calculated in accordance with Annex VI.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Management Agreement” means the agreement entered into between the Approved Commercial Manager and Seanergy Management Corp. regarding the commercial management of a Ship, whereby the Borrower owning that Ship has acceded to by means of a deed of accession.

“Commitment” means $45,279,450, to the extent not cancelled or reduced under this Agreement.

“Compliance Certificate” means a certificate in the form set out in Schedule 4 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor, the Borrowers and the Lender.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of the Loan or any part of the Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrowers and the Lender;

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrowers and the Lender.

“Confidential Information” means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(a)	information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 42 (Confidential Information);

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by the Lender before the date the information is disclosed to it by any member of the Group or any of its advisers or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(b)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Lender.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for the Loan or any part of the Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 9 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for the Loan or any part of the Loan, the percentage rate per annum determined by the Lender in accordance with the methodology set out in Schedule 8 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the Reference Rate Terms.

“Deed of Release” means a deed releasing the Existing Security in a form acceptable to the Lender.

“Default” means an Event of Default or a Potential Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Lender.

“Delivery Date” means, the date on which Tranche D is released to the Lessor and Ship D is delivered by the Lessor to Borrower D under the Existing Bareboat Charter.

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the United States of America.

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Lender and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Lender, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Lender in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

“Earnings Account” means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “USD Current Account”;

(b)
any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEXI” means the Energy Efficiency Existing Ships Index as set out in Annex VI.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under any Environmental Law.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“ESG Report” means the Parent Guarantor’s environmental, social and corporate governance report published by the Parent Guarantor on its website in December 2025.

“EU Bail-In Legislation Schedule” means the document described as such and published by the LMA from time to time.

“euro” and “€” means the single currency unit of the Participating Member States.

“EU Ship Recycling Regulation” means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Existing Bareboat Charter” means, in relation the Ship, the bareboat charter agreement dated 11 May 2021 (as amended and/or supplemented from time to time) and entered into between (i) Borrower D as charterer and (ii) the Lessor as owner, pursuant to which the Borrower declared its Purchase Option (as defined in the Existing Bareboat Charter) on 12 November 2025.

“Existing Facility Agreement” means the facility agreement dated 10 October 2022 (as amended and restated by a deed of accession, amendment and restatement dated 18 April 2023 and as further amended and/or supplemented and/or restated from time to time) and entered into between (i) Borrower A, Borrower B and Borrower C as joint and several borrowers, (ii) the Parent Guarantor, as guarantor and (iii) the Existing Lender, as lender.

“Existing Indebtedness” means, at any date in respect of Borrower A, Borrower B and Borrower C, the outstanding Financial Indebtedness on that date under the Existing Facility Agreement which, on the date of this Agreement is $21,206,700.

“Existing Lender” means Danish Ship Finance A/S.

“Existing Security” means any Security created to secure the Existing Indebtedness.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices through which the Lender will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Finance Document” means:

(a)	this Agreement;

(b)	each Utilisation Request;

(c)	any Reference Rate Supplement;

(d)	any Compounding Methodology Supplement;

(e)	any Security Document;

(f)	any Subordination Agreement;

(g)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(h)	any other document designated as such by the Lender and the Borrowers.

“Financial Indebtedness” means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fleet Market Value” means, in relation to the Fleet Vessels, as at the date of calculation, the aggregate Market Value thereof as most recently determined.

“Fleet Vessels” means the vessels from time to time owned directly or indirectly by the Parent Guarantor or which are chartered to the Parent Guarantor or its Subsidiaries by way of a time charter agreement of duration exceeding 18 months (including extensions options), financial lease, bareboat or demise charter and “Fleet Vessel” means any of them.

“Funding Rate” means any individual rate notified by the Lender to the Borrowers pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.3 (Cost of funds).

“GAAP” means generally accepted accounting principles in the US or IFRS.

“General Assignment” means, in relation to a Ship, the general assignment creating Security over:

(a)	that Ship’s Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and

(b)	any Charter and any Charter Guarantee in relation to that Ship,

in agreed form.

“Group” means the Parent Guarantor and its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart provided by the Parent Guarantor to the Lender and in such form as agreed between the Parent Guarantor and the Lender.

“Holding Company” means, in relation to a person, any other person in relation to which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association/club, effected in relation to that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium, calls and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or after the date of this Agreement.

“Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

“Interest Payment Date” has the meaning given to it in Clause 8.2 (Payment of interest).

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Inventory of Hazardous Materials” means, in relation to a Ship, an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, that Ship, pursuant to the requirements of the EU Ship Recycling Regulation 2013 (EU SRR) and/or the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (HKC) as further described by the International Maritime Organisation and/or any Approved Classification Society.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Latest Financial Statements” means, as at the date of calculation or, as the case may be, in respect of an Accounting Period, the annual audited or (as the case may be) quarterly unaudited (in respect of the Accounting Period of each financial year) consolidated financial statements the Parent Guarantor is obliged to deliver to the Lender pursuant to Clause 20.2 (Financial statements).

“Lender” means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become the Lender in accordance with Clause 28 (Changes to the Lender),

which in each case has not ceased to be a Party in accordance with this Agreement.

“Lessor” means Cargill International S.A., a company organised and existing under the laws of Switzerland and having its registered office at Esplanade de Pont-Rouge 4, 1212 Grand-Lancy, Switzerland.

“Leverage Ratio” means, as at the date of calculation, the ratio (expressed as a percentage) of Net Debt to Market Value Adjusted Total Assets less Cash.

“LMA” means the Loan Market Association or any successor organisation.

“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a “part of the Loan” means an Advance, a Tranche, a part of a Tranche or any other part of the Loan as the context may require.

“Lookback Period” means the number of days specified as such in the Reference Rate Terms.

“Major Casualty” means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

“Management Agreement” means a Technical Management Agreement or a Commercial Management Agreement.

“Manager’s Undertaking” means, in relation to a Ship, the letter of undertaking from each of its Approved Manager, subordinating the rights of that Approved Manager against that Ship and the relevant Borrower to the rights of the Lender and including (inter alia) a first priority assignment of that Approved Manager’s rights, title and interest in the Insurances of that Ship in agreed form.

“Mandatory Cost” has the meaning given to it in Clause 14.3 (Mandatory Cost).

“Margin” means:

(a)	subject to paragraph (i) below:

(i)	in respect of each of Tranche A and Tranche B, 2.50 per cent. per annum;

(ii)	in respect of Tranche C, 2.65 per cent. per annum;

(iii)	in respect of Tranche D, 2.10 per cent. per annum; and

(iv)	in respect of Tranche E, 1.95 per cent. per annum; or

(b)
such other rate per annum as may be determined to be the Margin from time to time in accordance with the adjustment provisions of Clause 8.5 (Sustainability Margin adjustment) and Schedule 10 (Sustainability Margin Adjustment Schedule), it is being noted that in accordance with the latest received Sustainability Compliance Certificate, the margin of Tranche A and Tranche B was adjusted to 2.55 per cent. per annum and the margin of Tranche C to 2.70 per cent. per annum.

“Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms.

“Market Value” means, in relation to a Ship or any other vessel, at any date, an amount determined by the Lender as being an amount equal to the market value of that Ship or vessel shown by a valuation prepared:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Valuer selected and appointed by the Lender;

(c)	with or without physical inspection of that Ship or vessel (as the Lender may require); and

(d)
on the basis of a sale for prompt delivery for a price payable in full in cash on delivery on normal arm’s length commercial terms as between a willing seller and a willing buyer on an “as is where is” basis, free of any Charter,

Provided that the Borrowers may request a second valuation, such second valuation to be provided on the same terms as above and the Market Value will be the arithmetic mean of the two valuations. If the market value of that Ship as evidenced in one of the two valuations provided as per above exceeds by more than 10 per cent. the market value of that Ship as evidenced in the other valuation to be provided under paragraph (a) above (such difference to be determined with reference to the lowest valuation), then a third valuation shall be obtained by an Approved Valuer (selected and appointed by the Lender) prepared in accordance with the above requirements referred under paragraph (a) above and the Market Value of that Ship shall be determined as the arithmetic mean of all three valuations.

“Market Value Adjusted Other Assets” means, as at the date of calculation, the Fleet Market Value plus the book value (less depreciation and amortization computed in accordance with the Latest Financial Statements on a consolidated basis) of all non-current assets of the Group (which, without limitation, shall exclude all Fleet Vessels), as stated in the Latest Financial Statements.

“Market Value Adjusted Total Assets” means, as at the date of calculation, the aggregate of the Market Value Adjusted Other Assets and the Total Current Assets.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Transaction Obligor; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

“Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms.

“Mortgage” means, in relation to a Ship, a first preferred Marshall Islands ship mortgage on that Ship in agreed form or any replacement first preferred or first priority ship mortgage on that Ship under the laws of an Approved Flag in agreed form.

“Net Debt” means, as at the date of calculation, the Total Debt less Cash, in each case as stated in the Latest Financial Statements.

“Notes” means, as at the date of calculation, the aggregate outstanding amount of certain notes or bonds issued or to be issued by the Parent Guarantor to certain lenders/holders.

“Obligor” means a Borrower or the Parent Guarantor.

“Operational Carbon Intensity Rating” means, the A to E rating determined on the basis of the Ship’s carbon intensity indicator calculation as set out in Annex VI.

“Original Financial Statements” means:

(a)	in relation to the Parent Guarantor:

(i)	the audited consolidated financial statements of the Group for its financial year ended 31 December 2024; and

(ii)	the unaudited consolidated financial statements of the Group for its financial quarter year ended 30 June 2025;

(b)	in relation to each of Borrower A, Borrower B and Borrower C:

(i)	its unaudited financial statements for its financial year ended December 2024; and

(ii)	its unaudited financial statements for its financial quarter year ended 30 September 2025; and

(c)	in relation to Borrower D, its unaudited quarterly financial statements for its financial quarter year ended 30 September 2025.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Overseas Regulations” means the Overseas Companies Regulations 2009 (SI 2009/1801).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

“Permitted Charter” means, in relation to a Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)
the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 13 months, unless it is an Assignable Charter that has been approved by the Lender and has been assigned to the Lender pursuant to a Charterparty Assignment;

(c)	which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Lender.

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	until the Utilisation Date of each Tranche, the relevant Existing Indebtedness being financed by that Tranche;

(c)
any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or otherwise and which is, in the case of any such Financial Indebtedness of a Borrower, the subject of Subordinated Debt Security; and

(d)
any Financial Indebtedness incurred or created, in a Borrower’s or each Approved Manager’s ordinary course of business and in respect of the Parent Guarantor, in the ordinary course of its business of holding single purpose shipowning Subsidiaries, assisting such Subsidiaries with acquiring and financing their vessels and providing guarantees to secure the liabilities of such Subsidiaries (including any Notes issued by the Parent Guarantor or any of its Subsidiaries other than the Borrowers).

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	until the Utilisation Date of each Tranche, the Existing Security relating to the Ship being financed under that Tranche;

(c)	liens for unpaid master’s and crew’s wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(d)	liens for salvage;

(e)	liens for master’s disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:

(i)	not as a result of any default or omission by any Borrower;

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause 24.16 (Restrictions on chartering, appointment of managers etc.),

provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Potential Event of Default” means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Rate Supplement” means a document which:

(a)	is agreed in writing by the Borrowers and the Lender;

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c)	has been made available to the Borrowers and the Lender.

“Reference Rate Terms” means the terms set out in Schedule 9 (Cumulative Compounded RFR Rate) or in any Reference Rate Supplement.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to a Transaction Obligor:

(a)	Its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Market” means the market specified as such in the Reference Rate Terms.

“Relevant Persons” means in respect of each Obligor:

(a)	any of its Subsidiaries; and

(b)	each of its, and each of its Subsidiaries’, directors, officers, employees or to the knowledge of any Obligor persons acting on their behalf.

“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).

“Repayment Schedule” means each of the repayment schedules in Schedule 6 (Repayment Schedules).

“Repeating Representation” means each of the representations set out in Clause 19 (Representations) except Clause 19.10 (Insolvency), Clause 19.11 (No filing or stamp taxes) and Clause 19.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.

“Reporting Day” means the day (if any) specified as such in the Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition” means, in relation to a Ship:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

“Requisition Compensation” includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Person” means any person or Ship that (from time to time) is:

(a)	listed on any list of Sanctions designations and/or targets maintained by any Sanctions Authority (whether listed by name or by reason of being included in a class of persons or entities);

(b)	domiciled, located or registered as located in, or organized or incorporated under the laws of, a Sanctioned Country;

(c)
directly or indirectly owned (in aggregate by 50 per cent. or more) or otherwise controlled (as that term is understood pursuant to the relevant Sanctions) by, or acting on behalf, at the direction or for the benefit of, a person referred to in paragraphs (a) and/or (b) above or with which the Lender is prohibited from dealing with by any Sanctions; or

otherwise the target of any Sanctions (including a person with whom a US person or other national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Retention Account” means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated “USD Cash Collateral Account”;

(b)
any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

“RFR” means the rate specified as such in the Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the Reference Rate Terms.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any trade, economic or financial sanctions laws, export controls, orders and/or regulations, embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, or enforced from time to time by any Sanctions Authority (whether or not any Obligor, any Affiliate of any Obligor or the Lender is legally bound to comply with such laws, regulations, embargoes or measures).

“Sanctioned Country” means a country, region, or territory that is, or whose government is, the target of country-wide, region-wide or territory-wide Sanctions.

“Sanctions Authority” means any one or a combination of:

(a)	the United Nations (including the Security Council);

(b)	the European Union and any member state of the European Union;

(c)	the United States of America;

(d)	any member state of the European Economic Area;

(e)	the United Kingdom; or

(f)	any country in which any Obligor is registered or has material (financial or otherwise) interests or operations,

and the respective governmental institutions or agency or person who is duly appointed or authorized to enact, administer, implement or enforce Sanctions of any of the foregoing including, without limitation, His Majesty’s Treasury (HMT), the Office of Foreign Assets Control of the US Department of the Treasury (OFAC), the US Department of Commerce, the US Department of State and any other agency of the US government, and any authority, official institution or agency acting on behalf of any of them in connections with Sanctions.

“Sanctions Event” means any of the following circumstances:

(a)
any representation contained in Clause 19.34 (Sanctions) made or deemed to be made by an Obligor, is or proves to have been incorrect or misleading when made or deemed to be made, any undertaking in Clause 22.21 (Sanctions undertakings) or Clause 24.12 (Sanctions) is not complied with;

(b)	an Obligor or any Relevant Person is or becomes a Restricted Person;

(c)	a Ship is or becomes a Restricted Person;

(d)
it would be a breach of Sanctions for the Lender or would expose the Lender to the risk of adverse measures pursuant to any Sanctions, to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan; and/or

(e)
an act or omission of an Obligor and/or their Relevant Persons causes the Lender to be in breach of Sanctions or expose or could expose the Lender to the risk of adverse measures pursuant to any Sanctions (including the Lender becoming a Restricted Person).

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to the Lender under or in connection with each Finance Document.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Cover Ratio” means at any relevant time during the Security Period, the ratio (expressed as a percentage) of the aggregate Market Value of the Ships then subject to a Mortgage plus (the Minimum Liquidity Amount plus the net realisable value of any additional Security previously provided under Clause 25 (Security Cover) to the aggregate of the Loan, as determined by the Lender pursuant to Clause 25.1 (Minimum required security cover)).

“Security Cover Testing Date” means, in relation to a Ship, 31 March, 30 June, 30 September and 31 December in each calendar year during the Security Period.

“Security Document” means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Charterparty Assignment;

(e)	any Account Security;

(f)	any Manager’s Undertaking;

(g)	any Subordinated Debt Security;

(h)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(i)	any other document designated as such by the Lender and the Borrowers.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Lender is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Lender and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Lender and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Lender; and

(c)	the Lender’s interest in any turnover trust created under the Finance Documents.

“Shares Security” means, in relation to a Borrower, a document creating Security over the share capital in that Borrower in agreed form.

“Ship” means Ship A, Ship B, Ship C or Ship D.

“Ship A” means the 179,701 dwt dry bulk carrier vessel “FELLOWSHIP” built in 2010 having IMO no. 9522099 registered in the name of Borrower A under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

“Ship B” means the 170,024 dwt dry bulk carrier vessel “PREMIERSHIP” built in 2010 having IMO no. 9398747 registered in the name of Borrower B under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

“Ship C” means the 179,238 dwt dry bulk carrier vessel “CHAMPIONSHIP” built in 2011 having IMO no. 9403516 registered in the name of Borrower C under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

“Ship D” means the 176,387 dwt dry bulk carrier vessel “FLAGSHIP” built in 2013 having IMO no. 9514224 to be registered on the Delivery Date in the name of Borrower D under an Approved Flag (which on the Utilisation Date will be the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

“Specified Time” means a day or time determined in accordance with Schedule 5 (Timetables).

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subordinated Creditor” means the Parent Guarantor.

“Subordinated Debt Security” means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Lender in an agreed form.

“Subordinated Finance Document” means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by the Borrowers to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

“Subordinated Loan Agreement” means any loan agreement made between (a) a Borrower and (b) a Subordinated Creditor.

“Subordination Agreement” means a subordination agreement entered into or to be entered into by each Subordinated Creditor and the Lender in agreed form.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“Sustainability Margin Adjustment Effective Date” has the meaning given to such term in Schedule 10 (Sustainability Margin Adjustment Schedule).

“Sustainability Compliance Certificate” means a certificate in the form set out in Schedule 11 (Form of Sustainability Compliance Certificate) or in any other form agreed between the Borrowers and the Lender.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).

“Technical Management Agreement” means the agreement entered into between a Borrower and the Approved Technical Manager regarding the technical management of a Ship.

“Termination Date” means:

(a)	in relation to each of Tranche A,12th October 2027;

(b)	in relation to Tranche B, 12th October 2027;

(c)	in relation to Tranche C, 12th April 2028;

(d)	in relation to Tranche D, the earlier of:

(i)	the date falling on the fifth anniversary of the Utilisation Date of that Tranche; and

(ii)	15th January 2031; and

(e)	in relation to Tranche E, the earlier of:

(i)	the date falling on the third and a half anniversary of the Utilisation Date of that Tranche; and

(ii)	15th July 2029.

“Third Parties Act” has the meaning given to it in Clause 1.5 (Third party rights).

“Total Current Assets” means, the aggregate of the cash and marketable securities, trade and other receivables from persons (other than persons being members of the Group) plus inventories, prepaid expenses, voyage expenses and other current assets realisable within one year such amount to be determined on a consolidated basis less any discounts, allowances and activated goodwill, in each case as shown in the Latest Financial Statements.

“Total Debt” means, as at the date of calculation, the current portion of long-term debt, net of deferred finance costs and the long-term debt, net of current portion and deferred finance costs of the Group as shown in the Latest Financial Statements and any current Notes.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within 30 days of such Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship’s insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E.

“Tranche A” means, in relation to Ship A, that part of the Loan made or to be made available to the Borrowers for the purpose of refinancing part of the Existing Indebtedness secured over Ship A in a principal amount not exceeding that specified in Clause 5.3 (Currency and amount) or, as the context may require, the amount outstanding thereunder at any relevant time.

“Tranche B” means, in relation to Ship B, that part of the Loan made or to be made available to the Borrowers for the purpose of refinancing part of the Existing Indebtedness secured over Ship B in a principal amount not exceeding that specified in Clause 5.3 (Currency and amount) or, as the context may require, the amount outstanding thereunder at any relevant time.

“Tranche C” means, in relation to Ship C, that part of the Loan made or to be made available to the Borrowers for the purpose of refinancing part of the Existing Indebtedness secured over Ship C in a principal amount not exceeding that specified in Clause 5.3 (Currency and amount) or, as the context may require, the amount outstanding thereunder at any relevant time.

“Tranche D” means, in relation to Ship D, that part of the Loan made or to be made available to the Borrowers for the purpose of financing the Acquisition Cost of Ship D in a principal amount not exceeding that specified in Clause 5.3 (Currency and amount) or, as the context may require, the amount outstanding thereunder at any relevant time.

“Tranche E” means, that part of the Loan made or to be made available to the Borrowers for the purpose of increasing the financing of Ship A, Ship B and Ship C in a principal amount not exceeding that specified in Clause 5.3 (Currency and amount) or, as the context may require, the amount outstanding thereunder at any relevant time.

“Transaction Document” means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	any Charter and any Charter Guarantee relating thereto; or

(d)	any other document designated as such by the Lender and a Borrower.

“Transaction Obligor” means an Obligor, any Approved Manager who is a member of the Group or any other member of the Group who executes a Transaction Document.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“UK Bail-In Legislation” means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Establishment” means a UK establishment as defined in the Overseas Regulations.

“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)
any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)
in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the “Account Bank”, the “Lender”, any “Obligor”, any “Party”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title and permitted assigns;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	“document” includes a deed and also a letter, fax, email or telex;

(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
the Lender’s “cost of funds” in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which the Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

(vii)
a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(x)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)
a reference to a “Ship”, its name, its flag and, if applicable, its port of registry shall include any replacement name, flag and, if applicable, replacement port of registry, in each case, as may be approved in writing from time to time by the Lender;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xv)	a time of day is a reference to London time;

(xvi)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvii)	words denoting the singular number shall include the plural and vice versa; and

(xviii)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Lender after consultation with the Borrowers.

(e)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(f)	Any Reference Rate Supplement overrides anything in:

(i)	Schedule 7 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(g)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 8 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 9 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(h)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

“approved” means, for the purposes of Clause 23 (Insurance Undertakings), approved in writing by the Lender.

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which any Borrower is obliged to effect, under Clause 23 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Lender); or

(b)	in any other form agreed in writing between each Borrower and the Lender.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Affiliate, Receiver or Delegate or any other person described in paragraph (f) of Clause 14.2 (Other indemnities) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrowers a dollar term loan facility in five Tranches in an aggregate amount not exceeding the Commitment.

2.2	Borrowers’ Agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Lender and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrowers, without further reference to or the consent of that Borrower; and

(ii)	the Lender to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Parent Guarantor,

and in each case the Borrowers shall be bound as though the Borrowers themselves had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Parent Guarantor or given to the Parent Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent Guarantor and any Borrower, those of the Parent Guarantor shall prevail.

PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.2	Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Advances) if:

(a)	on the date of each Utilisation Request and on the proposed Utilisation Date and before an Advance is made available:

(i)	no Default which is continuing has occurred or would result from the proposed Advance;

(ii)	the Repeating Representations (and on the first Utilisation date all the representations set out in Clause 19 (Representations)) to be made by each Obligor are true;

(iii)	no event described in paragraph (a) of Clause 7.2 (Change of control) has occurred;

(iv)	in the case of an Advance under a Tranche, the Ship in respect of which such Advance is to be made has neither been sold nor become a Total Loss;

(v)
there has been no material adverse change in the assets, business or financial condition of or the assets, business or consolidated financial condition of the Group, since 25 November 2025 (being the date of acceptance by the Borrowers of the Lender’s initial offer letter);

(vi)	no other prepayment or cancellation event under Clause 7 (Prepayment and Cancellation) has occurred; and

(b)
in the case of the Advance under a Tranche, the Lender has received on or before the relevant Utilisation Date or, in the case of Tranche D, the Delivery Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.3	Notification of satisfaction of conditions precedent

The Lender shall notify the Borrowers promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

4.4	Waiver of conditions precedent

If the Lender, at its discretion, permits an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Lender may agree in writing with the Borrowers.

SECTION 3

UTILISATION

UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise a Tranche by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request under a Tranche.

(c)	All Advances shall be utilised on the same Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)	all applicable deductible items have been completed; and

(iv)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Advance may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)

(i)	The amount of the Advance under Tranche A shall be $6,213,350;

(ii)	The amount of the Advance under Tranche B shall be $6,213,350;

(iii)	The amount of the Advance under Tranche C shall be $8,780,000;

(iv)	The amount of the Advance under Tranche D shall be $16,800,000; and

(v)	The amount of the Advance under Tranche E shall be $7,272,750.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

5.4	Advances

If the conditions set out in this Agreement have been met, the Lender shall make each Advance available by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitment

The Commitment in respect of any Tranche which is unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

5.6	Retentions and payment to third parties

The Borrowers irrevocably authorise the Lender:

(a)
to deduct from the proceeds of any Advance the accrued interest payable in respect to the Existing Indebtedness, any fees then payable to the Lender in accordance with Clause 11 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)
on the Utilisation Date, to pay to, or for the account of, the relevant Borrower which is to utilise the relevant Advance, the balance (after any deduction made in accordance with paragraph (a) above) of the amount of such Advance.  That payment shall be made in the case of (1) Tranche A, Tranche B and Tranche C to the Lender in repayment of the Existing Indebtedness, (2) in case of Tranche E to the account the Borrowers may specify in the relevant Utilisation Request and (3) in the case of Tranche D, to the designated escrow holder and any surplus shall be paid to the Borrowers in the account designated by them in the relevant Utilisation Request.

(c)
It being agreed that Tranche E and any surplus loan amount from Tranche D after the payment mentioned under (b) above will not be paid to the Borrowers before Ship D has been delivered and all conditions precedent have been satisfied (including without limitation, the registration of the Mortgages over the Ships).

5.7	Disbursement of Advance to third party

Payment by the Lender under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to that Advance.

5.8	Prepositioning of funds

If, in respect of the proposed Advance under Tranche D, the Lender, at the request of the Borrowers and on terms acceptable to the Lender and in its absolute discretion, prepositions funds with an escrow account holder, the Borrowers and the Parent Guarantor:

(a)
agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after its Utilisation Date or, if such Utilisation Date does not occur, within three Business Days of demand by the Lender; and

(b)	shall, without duplication, indemnify the Lender against any costs, loss or liability it may incur in connection with such arrangement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

REPAYMENT

6.1	Repayment of Loan

The Borrowers shall repay each Tranche by consecutive quarterly instalments (each a “Repayment Instalment”) and a balloon instalment (each a “Balloon Instalment”) in accordance with the Repayment Schedule, the first such Repayment Instalment in respect of each Tranche shall be repaid on the date referred to in the Repayment Schedule, each subsequent Repayment Instalment shall be payable in three monthly intervals thereafter and the last such Repayment Instalment together with the Balloon Instalment in respect of each Tranche on the Termination Date in respect of that Tranche.

6.2	Reduction of Repayment Instalments

If any part of the Facility is cancelled, the Repayment Instalments (including the Balloon Instalments) falling after that cancellation shall be reduced pro rata by the amount cancelled.

6.3	Termination Date

On the final Termination Date, the Borrowers shall additionally pay to the Lender all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

PREPAYMENT AND CANCELLATION

7.1	Illegality

If:

it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain all or any part of the Loan or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrowers upon becoming aware of that event and the Available Facility will be immediately cancelled; and

(b)
the Borrowers shall prepay the Loan on the last day of the Interest Period for the Loan occurring after the Lender has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law) and the Commitment shall be cancelled; and

(c)	accrued interest and all other amounts accrued for the Lender under the Finance Documents shall be immediately due and payable.

7.2	Sanctions Event and prepayment

If a Sanctions Event occurs, then the Lender shall promptly notify the Borrowers (specifying the obligations which are thereby rendered unlawful and the law giving rise to the same and/or the circumstances being a Sanctions Event which has occurred) and upon the Borrowers being so notified, the Borrowers shall repay all outstanding Loan owing by it together with accrued interest, and all other amounts accrued under the Finance Documents on the date specified in the notice to the Borrowers from the Lender, such date, if permitted by Sanctions or by a license or authorization granted by a Sanctions Authority, not to be less than three (3) Business Days after the Lender’s notice to the Borrowers.

7.3	Change of control

(a)	If:

(i)	the Parent Guarantor ceases to directly or indirectly own and control a Borrower; or

(ii)	the Parent Guarantor ceases to be listed on the Nasdaq or any other stock exchange acceptable to the Lender:

(A)	the Parent Guarantor shall promptly notify the Lender upon becoming aware of that event; and

(B)
the Lender may, by not less than 10 Business Days’ notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become due and payable within 30 Business Days of the change of control event having occurred.

(b)	For the purpose of paragraph (a)(i) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of a Borrower; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of a Borrower; or

(C)	give directions with respect to the operating and financial policies of a Borrower with which the directors or other equivalent officers of that Borrower are obliged to comply; and/or

(ii)
the holding beneficially of 100 per cent. of the issued share capital of a Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.4	Voluntary and automatic cancellation

(a)
The Borrowers may, if they give the Lender not less than ten (10) Business Days’ (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of $500,000) of the Available Facility.  Any cancellation under this Clause 7.4 (Voluntary and automatic cancellation) shall reduce the amount of the relevant Tranche then unutilised rateably.

(b)	The unutilised Commitment (if any) in respect of a Tranche shall be automatically cancelled at close of business on the Utilisation Date of that Tranche.

7.5	Voluntary prepayment of a Tranche

(a)
Subject to paragraph (b) below, the Borrowers may, if they give the Lender not less than ten (10) RFR Banking Days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)
If more than two voluntary prepayments in part of the Loan are made in any 12-month period beginning on the first Utilisation Date, the Borrowers shall upon demand from the Lender, pay a fee to the Lender in the amount of $5,000 in respect of each such additional voluntary prepayment.

(d)
Any partial prepayment under this Clause 7.5 (Voluntary prepayment of a Tranche) shall be applied against the outstanding Repayment Instalments (excluding, for the avoidance of doubt, the Balloon Instalment) of the Tranche specified by the Borrowers in order of maturity.

7.6	Mandatory prepayment on sale or Total Loss

(a)
If a Ship is sold (without prejudice to paragraph (a) of Clause 22.12 (Disposals)) or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay all outstanding amounts under the Tranche applicable to such Ship and in the case of Ship A, Ship B and/or Ship C an additional amount corresponding to 1/3rd of Tranche E.

(b)	On the Relevant Date, the Borrowers shall also prepay:

(i)	such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 25 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above; and

(ii)
if applicable, such amount as may be required to maintain the Security Cover Ratio which applied immediately before the sale or Total Loss if such Security Cover Ratio was higher than that required under Clause 25 (Security Cover).

(c)	In this Clause 7.6 (Mandatory prepayment on sale or Total Loss):

“Relevant Date” means:

(a)	in the case of a sale of a Ship, the date on which the sale is completed by delivery of that Ship and transfer of title of that Ship to the buyer; and

(b)	in the case of a Total Loss:

(i)
if and to the extent that such prepayment is not, in the reasonable opinion of the Lender, covered by the proceeds of insurance payable in respect of such Total Loss, within thirty (30) days after the Total Loss Date; and

(ii)
if and to the extent that such prepayment is, in the reasonable opinion of the Lender, covered by the proceeds of insurance relating to such Total Loss, on the earlier of (1) the date falling six (6) Months after the Total Loss Date (or, if the Lender has received a written confirmation from the relevant insurers that the full insurance claim relating to such Total Loss will be covered in such form as the Lender may reasonably require, such period shall be extended to twelve (12) Months after the Total Loss Date) and (2) the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

(d)
Any surplus following the prepayment of a Tranche pursuant to this Clause 7.6 (Mandatory prepayment on sale or Total Loss) shall be applied pro rata against the other Tranches and within each such Tranche pro rata against the Repayment Instalments for each Repayment Date falling after that prepayment and the relevant Balloon Instalment.

7.7	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid in connection with that prepayment and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

SECTION 5

COSTS OF UTILISATION

INTEREST

8.1	Calculation of interest

(a)	The rate of interest on the Loan or any part of the Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the applicable Margin;

(ii)	the Compounded Reference Rate for that day.

(b)
If any day during an Interest Period for the Loan or any part of the Loan is not an RFR Banking Day, the rate of interest on the Loan or that part of the Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

8.2	Payment of interest

The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent.  per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender.  Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Lender.

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notifications

(a)	The Lender shall promptly upon an Interest Payment being determinable, notify:

(i)	the Borrowers of that Interest Payment;

(ii)	the Borrowers of:

(A)	each applicable rate of interest relating to the determination of that Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the Loan or the relevant part of the Loan.

This paragraph (a) shall not apply to any Interest Payment determined pursuant to Clause 10.3 (Cost of funds).

(b)	The Lender shall promptly notify the Borrowers of the Funding Rate relating to the Loan or any part of the Loan.

(c)	The Lender shall promptly notify the Borrowers of the determination of a rate of interest relating to the Loan or any part of the Loan to which Clause 10.3 (Cost of funds) applies.

(d)	This Clause 8.4 (Notifications) shall not require the Lender to make any notification to any Party on a day which is not a Business Day.

8.5	Sustainability Margin adjustment

(a)
As of the applicable Sustainability Margin Adjustment Effective Date in any given calendar year, the Margin (as specified in paragraph (a) of its definition in Clause 1.1 (Definitions)) for the immediate following 12 months-period during the Security Period will be determined and adjusted in accordance with the terms set out in Schedule 10 (Sustainability Margin Adjustment Schedule) (as amended) and Schedule 11 (Form of Sustainability Compliance Certificate) and references to “Margin” in this Agreement shall be construed accordingly.

(b)
The Borrowers undertake to execute (or procure the execution of) any documentation supplemental to this Agreement and any other Security Document, at the Lender’s sole direction, for the purposes of reflecting an amendment to the rate of the Margin.

INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Interest Period for each Tranche shall be three Months or any other period agreed between the Borrowers and the Lender.

(b)	An Interest Period in respect of a Tranche or any part of a Tranche shall not extend beyond the relevant Termination Date.

(c)	The first Interest Period in respect of each of Tranche A, Tranche B and Tranche C shall start on the Utilisation Date and end on 12 January 2026.

(d)	The first Interest Period for each of Tranche C and Tranche D shall start on the Utilisation Date and each subsequent Interest Period shall start on the last day of its preceding Interest Period.

(e)	Each Tranche shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)
In respect of a Repayment Instalment, before the first day of an Interest Period for the relevant Tranche, the Lender may establish an Interest Period for a part of the relevant Tranche equal to such Repayment Instalment to end on the Repayment Date relating to it.

(b)	If the Lender makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers.

9.3	Non-Business Days

Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period.

CHANGES TO THE CALCULATION OF INTEREST

10.1	Interest calculation if no RFR or Central Bank Rate

If:

(a)
there is no RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for the Loan or any part of the Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms,

Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for that Interest Period.

10.2	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms; and

(b)
before the Reporting Time for the Loan or any part of the Loan, the Lender notifies the Borrowers that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of that Market Disruption Rate, then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)
If this Clause 10.3 (Cost of funds) applies to the Loan or part of the Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply to the Loan or that part of the Loan for that Interest Period and the rate of interest on the Loan or that part of the Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)
the rate notified to the Borrowers by the Lender as soon as practicable and in any event by the Reporting Time for the Loan or that part of the Loan to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

(b)
If this Clause 10.3 (Cost of funds) applies and the Lender or the Borrowers so require, the Lender and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 41.1 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Lender and the Borrowers, be binding on all Parties.

(d)	If a substitute or alternative basis is not agreed pursuant to paragraph (c) above, the rate of interest shall continue to be determined in accordance with paragraph (a) above.

(e)	If paragraph (f) below does not apply and any rate notified to the Lender under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(f)
If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and the Lender’s Funding Rate is less than the relevant Market Disruption Rate, the Lender’s cost of funds relating to the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Market Disruption Rate for the Loan or that part of the Loan.

(g)	If this Clause 10.3 (Cost of funds) applies, the Lender shall, as soon as is practicable, notify the Borrowers.

10.4	Break Costs

(a)
If an amount is specified as Break Costs in the Reference Rate Terms, the Borrowers shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day before the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	The Lender shall as soon as reasonably practicable provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

FEES

The Borrowers shall pay to Lender on the Utilisation Date a non-refundable upfront fee in the aggregate amount of $158,727.38 consisting of:

(a)	the amount of $126,000 (representing 0.75 per cent. of the maximum amount of Tranche D); and

(b)	the amount of $32,727.38 (representing 0.45 per cent. of the maximum amount of Tranche E).

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.  Similarly, the Lender shall notify the Borrowers and that Obligor on becoming so aware in respect of a payment payable to the Lender.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
The Obligors shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	The Lender shall, if making, or intending to make, a claim under paragraph (a) above, promptly notify the Obligors of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability which the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party).

(b)
Where a Finance Document requires any Party to reimburse or indemnify the Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(c)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(d)
In relation to any supply made by the Lender to any Party under a Finance Document, if reasonably requested by the Lender, that Party must promptly provide the Lender with details of that Party’s VAT registration and such other information as is reasonably requested in connection with the Lender’s VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige the Lender to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“CRD IV” means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into the Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

If the Lender intends to make a claim pursuant to Clause 13.1 (Increased costs) it shall promptly notify the Borrowers.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify the Lender and any Receiver and Delegate against:

(i)	any cost, loss or liability incurred by it as a result of:

(A)	the occurrence of any Event of Default; or

(B)	a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date; or

(C)
funding, or making arrangements to fund, an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(D)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers; or

(E)	investigating any event which it reasonably believes is a Default; or

(F)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(ii)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Lender (otherwise than by reason of the Lender’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 30.8 (Disruption to Payment Systems etc.) notwithstanding the Lender’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender in acting as Lender under the Finance Documents.

(b)
Each Obligor shall, on demand, indemnify the Lender, each Affiliate of the Lender and any Receiver and Delegate and each officer or employee of the Lender or its Affiliate or any Receiver or Delegate (as applicable) (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
No Party other than the Lender or the Receiver or Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Lender or the Receiver or Delegate (as applicable) in respect of any claim it might have against the Lender or the Receiver or Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property.

(d)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(e)
Each Obligor shall, on demand, indemnify the Lender and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrowers to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents;

(ii)
which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the Lender’s or Receiver’s or Delegate’s gross negligence or wilful misconduct).

(f)
Any Affiliate or Receiver or Delegate or any officer or employee of the Lender, or of any of its Affiliates or any Receiver or Delegate (as applicable) may rely on this Clause 14.2 (Other indemnities) and the provisions of the Third Parties Act, subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

Each Borrower shall, on demand by the Lender, pay to the Lender, such amount which the Lender certifies in a notice to the Borrowers to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
if the Lender is lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
if the Lender is lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to the Loan.

14.4	Lender’s management time

Any amount payable to the Lender under Clause 14.2 (Other indemnities) and Clause 16 (Costs and Expenses) shall include the cost of utilising the Lender’s excessive management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Lender may notify to the Borrowers, and is in addition to any fee paid or payable to the Lender under Clause 11 (Fees).

MITIGATION BY THE LENDER

15.1	Mitigation

(a)
The Lender shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) assigning its rights and/or transferring its obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

COSTS AND EXPENSES

16.1	Transaction expenses

The Obligors shall, on demand, pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

Subject to Clause 16.4 (Reference rate transition costs), if:

(a)	a Transaction Obligor requests an amendment, waiver or consent;

(b)	an amendment is required either pursuant to Clause 30.6 (Change of currency); or

(c)	a Transaction Obligor requests, and the Lender agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against the Lender as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

16.4	Reference rate transition costs

The Borrowers shall on demand reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with:

(a)	the negotiation or entry into of any Reference Rate Supplement or Compounding Methodology Supplement; or

(b)	any amendment, waiver or consent relating to:

(i)	any Reference Rate Supplement or Compounding Methodology Supplement; or

(ii)	any change arising as a result of an amendment required under Clause 41.1 (Changes to reference rates).

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

GUARANTEE AND INDEMNITY – PARENT GUARANTOR

17.1	Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by each Transaction Obligor (other than the Parent Guarantor) of all such other Transaction Obligor’s obligations under the Finance Documents;

(b)
undertakes with the Lender that whenever a Transaction Obligor (other than the Parent Guarantor) does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of a Transaction Obligor (other than the Parent Guarantor) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Parent Guarantor under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity – Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Parent Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity – Parent Guarantor).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor’s liability under this Clause 17 (Guarantee and Indemnity – Parent Guarantor).

17.7	Deferral of Parent Guarantor’s rights

All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents and until the end of the Security Period and unless the Lender otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity – Parent Guarantor):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with the Lender.

If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 30 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by the Lender or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Parent Guarantor’s rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	the Lender releasing any other Borrower or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document;

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower;

(iii)	set off such an amount against any sum due from it to any other Borrower;

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)
If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Lender’s notice.

18.5	Deferral of Borrowers’ rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

REPRESENTATIONS

19.1	General

Each Obligor makes the representations and warranties set out in this Clause 19 (Representations) to the Lender on the date of this Agreement.

19.2	Status

(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

19.3	Share capital and ownership

(a)	Each Borrower is authorized to issue 500 registered shares of no par value common stock, all of which shares have been issued in registered form and are fully paid and non-assessable.

(b)	The legal title to and beneficial interest in the shares in each Borrower is held by the Parent Guarantor free of any Security (other than Permitted Security) or any other claim.

(c)
The legal title to and beneficial interest in the shares in each of the Approved Managers, which are members of the Group, is held by the Parent Guarantor free of any Security (other than Permitted Security) or any other claim.

(d)	None of the shares in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

(e)
The Parent Guarantor is authorised to issue 525,000,000 registered shares consisting of (i) 500,000,000 registered shares of common stock with a par value of US$0.0001 each (out of which 21,114,098 registered shares of common stock have been issued and are fully paid) and (ii) 25,000,000 registered shares of preferred stock with a par value of US$0.0001 each, out of which 20,000 registered shares of preferred stock have been issued and are fully paid.

19.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

19.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
Subject to the Perfection Requirements, the Transaction Security granted by it to the Lender has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

19.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or any Transaction Obligor or any of its assets or any member of the Transaction Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

19.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Borrower, its registration of its Ship under its Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

19.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

19.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

19.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 27.9 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 27.7 (Insolvency) applies to a Transaction Obligor.

19.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except registration of any Mortgages at the relevant ship registry and any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid by the Obligors promptly after the date of the relevant Finance Document.

19.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

19.13	No default

(a)
No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect.

19.14	No misleading information

(a)
Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

19.15	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the Lender in writing to the contrary before the date of this Agreement.

(b)
Its Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Parent Guarantor) unless expressly disclosed to the Lender in writing to the contrary before the date of this Agreement.

(c)
There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since 25 November 2025 (being the date of acceptance of the Lender’s offer letter).

(d)	Its most recent financial statements delivered pursuant to Clause 20.2 (Financial statements):

(i)	have been prepared in accordance with Clause 20.4 (Requirements as to financial statements); and

(ii)
give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Parent Guarantor).

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 20.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent Guarantor).

19.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.17	No proceedings

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body, Sanctions Authority or agency which are likely to be adversely determined and, if adversely determined, is or are reasonably likely to have a Material Adverse Effect has or have (to the best of the Obligors’ knowledge and belief (having made due and careful enquiry)) been started or threatened against any member of the Group and no judgment or order of any such court, arbitral body, Sanctions Authority or other agency has been made against any member of Group.

19.18	Validity and completeness of the Deed of Release

(a)	The Deed of Release constitutes legal, valid, binding and enforceable obligations of the Existing Lender.

(b)	The copy of the Deed of Release delivered to the Lender on the relevant Utilisation Date is a true and complete copy.

(c)	No amendments or additions to the Deed of Release have been agreed nor have any rights under the Deed of Release been waived.

19.19	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Lender in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

19.20	No breach of laws

It has not (and no other member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.21	No Charter

Except as disclosed by a Borrower to the Lender in writing on or before the date of this Agreement, no Ship is subject to any Charter other than a Permitted Charter.

19.22	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

19.23	No Environmental Claim

No Environmental Claim has been made or threatened against a Transaction Obligor or any Ship which might reasonably be expected to have a Material Adverse Effect.

19.24	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

19.25	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

19.26	Taxes paid

(a)
It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

19.27	Financial Indebtedness

No Transaction Obligor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

19.28	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Lender sufficient details to enable an accurate search against it to be undertaken by the Lender at the Companies Registry.

19.29	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.30	Ownership

(a)	Each Borrower is the sole legal and beneficial owner of its Ship, its Earnings and its Insurances.

(b)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.

19.31	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast)(the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated at the address for communication stated in Schedule 1 (The Parties), Part A (The Obligors) and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

19.32	Place of business

No Transaction Obligor has a place of business in any country other than the Hellenic Republic and its head office functions are carried out in each case at the address for communication stated in Schedule 1 (The Parties) Part A (The Obligors).

19.33	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

19.34	Sanctions

(a)	No Obligor, nor any member of the Group, nor to the best of its knowledge any of its Relevant Persons:

(i)	is, or has been, a Restricted Person, unless otherwise disclosed in writing to the Lender;

(ii)
has been or is engaged in any transaction, activity or conduct that could reasonably be expected to result in it being designated as a Restricted Person, unless otherwise disclosed in writing to the Lender;

(iii)	owns or controls a Restricted Person; and/or

(iv)	is or has been in breach of Sanctions, unless otherwise disclosed in writing to the Lender.

(b)
Each Obligor has instituted and maintains policies, procedures and controls in accordance with the recommendations of Sanctions Authorities designed to promote, achieve and ensure compliance by each member of the Group and their respective directors, officers, employees and agents with Sanctions.

19.35	Anti-bribery, anti-corruption and anti-money laundering

No Transaction Obligor nor any of its subsidiaries, directors or officers, beneficial owners or, to the best knowledge of such Transaction Obligor, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any Anti-Money Laundering Laws or any Anti-Corruption Laws and each Transaction Obligor has instituted and maintains policies and procedures designed to prevent violation of Anti-Money Laundering Laws or any Anti-Corruption Laws.

19.36	US Tax Obligor

No Obligor is a US Tax Obligor.

19.37	No immunity

No Obligor, nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit attachment prior to judgement, execution or other enforcement).

19.38	Group Structure Chart

The Group Structure Chart delivered to the Lender pursuant to paragraph 1.8 of Part A of Schedule 2 (Conditions precedent) is true, complete and accurate in all material respects.

19.39	No other business

No Borrower shall engage in any business other than the ownership and operation of its Ship.

19.40	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

INFORMATION UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (Information Undertakings) remain in force throughout the Security Period unless the Lender otherwise permits.

20.2	Financial statements

(a)	The Borrowers shall supply to the Lender:

(i)
as soon as they become available, but in any event within 150 days after the end of each of their respective financial years their respective unaudited financial statements for that financial year; and

(ii)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of their respective financial years their respective unaudited financial statements for that financial quarter year;

(b)	The Parent Guarantor shall supply to the Lender:

(i)
as soon as they become available, but in any event within 150 days after the end of each of its respective financial years its respective consolidated audited financial statements for that financial year (including balance sheet and profit and loss statement); and

(ii)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its respective financial years its respective consolidated unaudited financial statements for that financial quarter year.

20.3	Compliance Certificate

(a)
The Parent Guarantor shall supply to the Lender, with each set of its consolidated financial statements (audited and unaudited) delivered pursuant to Clause 20.2 (Financial statements), a Compliance Certificate (including valuations showing the Market Value of the Ships and any other supporting schedules and evidence) setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) and Clause 25 (Security Cover) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the Chief Financial Officer of the Parent Guarantor.

20.4	Requirements as to financial statements

(a)
Each set of financial statements delivered by a Borrower pursuant to Clause 20.2 (Financial statements) shall be certified by an officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 20.2 (Financial statements) is prepared using GAAP.

(c)
The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Lender:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to determine whether Clause 21 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.5	DAC6

(a)	In this Clause 20.5 (DAC6), “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.

(b)	The Parent Guarantor shall supply to the Lender:

(i)
promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)
promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

20.6	Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor shall supply to the Lender:

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details,  filing and/or commencement of any inquiry, claim, action, suit, proceedings or investigation by or before any arbitrator or governmental authority against it or affecting any Transaction Obligor or any Affiliate thereof or any Relevant Person, including pursuant to any Sanctions involving and/or affecting it, as well as information on what steps are being taken with regards to answer or oppose to such inquiry, claim, action, suit, proceeding or investigation;

(c)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(d)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(e)	promptly upon becoming aware of it, notification in writing that it or any Relevant Person has violated Sanctions or has become a Restricted Person;

(f)	upon the Lender’s request, documentation requested for the purposes of the Lender’s Sanctions compliance;

(g)	promptly, its constitutional documents where these have been amended or varied;

(h)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of a Transaction Obligor;

(v)	any press releases that are material for the client relationship;

(vi)	(if available and when so requested by the Lender), consolidated projections of the Group and cash flow forecasts, as soon as they become available,

as the Lender may reasonably request;

(i)
promptly, upon the request of the Lender and at the cost of the Borrowers, on or before 31st July of each calendar year, supply or procure the supply to the Lender of all information necessary in order for the Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ships for the preceding calendar year, and consents to the Lender obtaining such information from third parties, provided always that, for the avoidance of doubt, such information shall be “Confidential Information” for the purpose of Clause 42 (Confidential Information) but the Borrowers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment including, but not limited to, all information necessary in order for the Lender; to assess the then current status of the Ships regarding EEXI and  CII Rating;

(j)
upon request of the Lender, all of the relevant data and information relating to the environmental, social and governance (i.e. sustainability) aspects of each Borrowers’ business model necessary to build the Lender’s environmental, social and governance rating of the Borrowers (including, without limitation, the ESG Report);

(k)
promptly, such further information and/or documents as the Lender may reasonably request so as to enable the Lender to comply with any laws applicable to it or as may be required by any regulatory authority including all information necessary in order for the Lender to carry out all relevant sanctions screenings and be satisfied it has complied with all Sanctions regulations including the Lender’s internal Sanction Compliance Procedure;

(l)
promptly upon such information becoming available to it, any information regarding any voyage of a Ship to or from a Sanctioned Country, together with any license or other permission obtained by a Sanctions Authority and such details and/or documents as the Lender may further reasonably require in connection thereto;

(m)
promptly following a request by the Lender, a statement from the Borrowers, the Parent Guarantor and/or any security provider confirming that the documents, data or information previously provided to the Lender as part of the conditions precedent relating to customer due diligence measures including the Lender’s AML/CTF procedure as well as compliance with sanctions regulations including the Lender’s Sanction Compliance Procedure is up-to-date or (as the case may be), such updated documents, data or information as requested by the Lender; and

(n)	promptly, such further information and/or documents as the Lender may reasonably request.

20.7	Notification of Default

(a)
Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Lender, each Borrower shall supply to the Lender a certificate signed by an officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of paragraph (a) above, any prospective assignee) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective assignee) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective assignee to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under the Danish Consolidating Act no. 316 dated 11 March 2022 on Measures to Prevent Money Laundering and Financing of Terrorism (as amended and supplemented) and under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and information as the Lender reasonably deems necessary or advisable to comply with customer due diligence as required by the Danish Consolidating Act no. 1022 of 13th August 2013 on Measures to Prevent Money Laundering and Financing of Terrorism (as amended and supplemented) including, without limitation:

(i)
a copy of the Group Structure Chart covering the Borrowers and any other Transaction Obligor (the “Customers”) evidencing the complete ownership and control structure of the Customers including the ownership stake belonging to beneficial owners (unbroken chain of entities from the Customers to beneficial owner(s)) meaning the natural person(s) who ultimately owns or controls through direct or indirect ownership of more than 20 per cent. of the shares or voting rights in the Customers or through control via other means and/or the natural person(s) on whose behalf a transaction or activity is being conducted (except for beneficial owners in companies listed on a regulated market that is subject to disclosure requirements consistent with EU law or equivalent international standards, provided that if only part of such companies’ shares are listed, the beneficial owners, if any, of such remaining unlisted shares shall be subject to the disclosure requirements) or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), in addition to the so identified beneficial owner(s), the natural person(s) who hold the position of senior management officials in the Borrowers;

(ii)
copies of proof of identity and country of residence of the Customers and any beneficial owner(s) (except for beneficial owners in listed companies as described in sub-paragraph (i) above) or, if no such person(s) are identified or if there is any doubt that the person(s) identified are the beneficial owner(s), in addition to the so identified beneficial owner(s), the natural person(s) who hold the position of senior management officials in the Borrowers, shall be verified in the following manner:

(A)
in relation to natural persons (e.g. beneficial owner(s) or senior management officials), proof of identity shall include name, date of birth and civil registration number, if applicable, verified on the basis of copies of passport or driver’s license, other government issued documents, lawyer’s statements or a legal opinion;

(B)
in relation to legal persons (e.g. Customers and/or any listed parent company), proof of identity shall include registered name, country of incorporation, business/company registration number, tax identification number (TIN), if available, legal entity identifier (LEI), if available, or similar government issued identification number, transcript from companies house or companies registry, Articles of Association and Memorandum of Association, or other government issued documents. Alternatively, lawyer’s statements, legal opinion or confirmation from the registered office of the Customer or listed parent company confirming name or business identification number;

(iii)
Proof of identity of the signatory shall be verified on the basis of passport, identity card issued by a governmental authority or driver’s license in relation to the signing of authority of any person executing a document on behalf of the Customers;

(iv)
copies of any powers of attorney, documentation evidencing general authority or legal opinion in relation to the signing authority of any attorney-in-fact executing a document on behalf of the Customers. The proof of identity of any attorney-in-fact shall be verified on the basis of passport, identity card issued by a governmental authority or driver’s license. Alternatively, if the attorney-in-fact is an attorney-at-law qualified in a EU/EEA member state, a print-out of the webpage of the relevant law firm with whom the attorney-at-law is employed evidencing such employment; and

(v)
a statement from the Customers confirming that the documents, data or information previously provided to the Lender under paragraphs (i), (ii)(i), (iii) and (iv) above is up-to-date, or, alternatively, any relevant updated documents, data or information.

(c)
The Borrowers shall supply or procure to supply, upon the request of the Lender, all information necessary in order for the Lender to carry out all relevant sanctions screenings and be satisfied it has complied with all Sanctions regulations including the Lender’s internal sanctions compliance procedure and such other documentation and information as the Lender deems necessary and/or advisable in order to comply with any law and/or regulation regarding money laundering and/or the financing of terrorist activities (including, without limitation, such documentation and information as the Lender deems necessary and/or advisable in order to comply with customer due diligence measures for purposes of AML/CTF checks as required by the Danish Consolidating Act no. 316 dated 11 March 2022 on Measures to Prevent Money Laundering and Financing of Terrorism (as amended and supplemented) and with the Lender’s internal AML/CTF policies.

FINANCIAL COVENANTS

21.1	Parent Guarantor’s financial covenants:

The Parent Guarantor shall ensure that at all times:

(a)	it shall maintain Cash in an amount not less than the product of (i) the number of Fleet Vessels and (ii) $500,000; and

(b)	the Leverage Ratio shall not exceed, 70 per cent.

(c)
The financial covenants contained in this Clause 21 (Financial Covenants) shall be tested quarterly on each Security Cover Testing Date, on the basis of the account statements provided under paragraph (b) of Clause 20.2 (Financial statements) and shall be confirmed in the relevant Compliance Certificate referred to in Clause 20.3 (Compliance Certificate).

21.2	Borrowers’ financial covenants

(a)
Each Borrower shall, for the period commencing on the Utilisation Date in respect of the relevant Tranche being utilised to finance the Ship owned by that Borrower and ending on the date on which that Tranche has been repaid in full, maintain in its Retention Account a minimum liquidity amount of not less than (i) in the case of Borrower A and Borrower B, $650,000, (ii) in the case of Borrower C, $700,000 and (iii) in the case of Borrower D, $800,000 (the “Minimum Liquidity Amount”) free of any Security, other than Security created in favour of the Lender.

(b)
On any Security Cover Testing Date on which the Loan to Value Ratio of the Facility is less than 50 per cent. an amount of $150,000 may, at the Borrowers’ request be released from the Retention Account of Borrower A and Borrower B. In the event that at any Security Cover Testing Date following such release the Loan to Value Ratio is equal to or above 50 per cent. Borrower A and Borrower B shall ensure that the Minimum Liquidity Amount of $650,000 is restored in the relevant Retention Account.

(c)
For the purposes of this Clause 21.2 (Borrowers’ financial covenants), “Loan to Value Ratio” means the ratio of the aggregate amount of all Tranches expressed as a percentage of the aggregate Market Value of all Ships financed through this Facility.

(d)
The financial covenants contained in this Clause 21 (Financial Covenants) shall be tested quarterly on each Security Cover Testing Date, on the basis of the account statements provided under paragraph (b) of Clause 20.2 (Financial statements) and shall be confirmed in the relevant Compliance Certificate referred to in Clause 20.3 (Compliance Certificate).

21.3	Most favoured nation

The Parent Guarantor undertakes to procure that the Lender shall receive equal treatment with creditors under any other financing which the Parent Guarantor or any of its Subsidiaries have entered or will enter into in relation to any financial or other covenant which the Parent Guarantor provides. Accordingly, should the Parent Guarantor provide to any other creditor additional or more favourable financial or other covenants than those which the Lender has been provided under this or any other Finance Document, the Parent Guarantor shall promptly notify the Lender in writing and give to the Lender a reasonably detailed description of those financial or other covenants and shall, within 15 Business Days from notifying the Lender, enter into such documentation supplemental to the Finance Documents as the Lender may require in order to achieve parity with the lender or (as applicable) lenders under such other financing.

GENERAL UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (General Undertakings) remain in force throughout the Security Period except as the Lender may otherwise permit.

22.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect;

(b)	supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers); and

(c)
without prejudice to the generality of the above, ensure that if, but for the obtaining of an Authorisation, an Obligor would be in breach of any of the provisions of this Agreement which relate to Sanctions or, by reason of Sanctions, would be prohibited from performing any provision of this Agreement, such an Authorisation is obtained so as to avoid such breach or to enable such performance.

22.3	Compliance with laws

Each Obligor shall, and each Obligor shall procure that each other Transaction Obligor which is a member of the Group will, comply in all respects with all laws and regulations to which it may be subject and shall ensure that no Transaction Obligor which is a member of the Group shall engage or conspire to engage in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction.

22.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor and each member of the Group will,:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.5	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

22.6	Taxation

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Lender under Clause 20.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

22.7	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Lender if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Lender regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

22.8	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 19.31 (Centre of main interests and establishments) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

22.9	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.10	Title

(a)	Each Borrower shall hold the legal title to, and own the entire beneficial interest in its Ship, its Earnings and its Insurances.

(b)
With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

22.11	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall, and the Borrowers shall procure that no other Transaction Obligor (other than the Approved Managers and the Parent Guarantor) will:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

22.12	Disposals

(a)
No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including, without limitation any Ship, its Earnings or its Insurances).

(b)
The Parent Guarantor shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose all or substantially all of its assets.

(c)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 24.16 (Restrictions on chartering, appointment of managers etc.).

22.13	Merger

(a)	No Borrower will enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

(b)
The Parent Guarantor will not enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, unless after such amalgamation, demerger, merger, consolidation or corporate reconstruction (i) the Parent Guarantor remains the surviving entity and (ii) the financial covenants set out in Clause 21 (Financial Covenants) are complied with.

22.14	Change of business

(a)	The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor or the Group from that carried on at the date of this Agreement.

(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

22.15	Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

22.16	Expenditure and transfer of turnover

(a)	No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, insuring, maintaining and repairing its Ship.

(b)	No Obligor will permit a leakage to the effect that any assets, turnover and/or income of that Obligor will be transferred to any Affiliate or any third party.

22.17	Share capital

No Borrower shall:

(a)	purchase, cancel or redeem any of its issued shares;

(b)	increase or reduce the number of shares it is authorised to issue;

(c)
issue any further shares except to the Parent Guarantor and provided such new shares are made subject to the terms of the Shares Security applicable to that Borrower immediately upon the issue of such new shares in a manner satisfactory to the Lender and the terms of that Shares Security are complied with; or

(d)	appoint any further director or officer of that Borrower (unless the provisions of the Shares Security applicable to that Borrower are complied with).

22.18	Dividends

An Obligor may:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

provided that:

(i)	no Event of Default has occurred and is continuing; and

(ii)	none of the above would result in the occurrence of an Event of Default; and

(iii)	the Security Cover Ratio required under Clause 25.1 (Minimum required security cover) is complied with; and

(iv)	the Obligors are in compliance with the provisions in clause 21 (Financial covenants).

22.19	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents;

(c)	enter into any material agreement (including, without limitation, any joint ventures or investments) other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement (including, for the avoidance of any doubt, agreements in the ordinary course of their business); and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms’ length;

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks;

(f)	amend or terminate any material agreement to which it is a party; or

(g)	amend its constitutional documents.

22.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

22.21	Sanctions

(a)	Each Transaction Obligor shall (and the Parent Guarantor shall procure that each Relevant Person will) comply in all respects with Sanctions.

(b)
No Transaction Obligor shall (and the Parent Guarantor shall procure that no Relevant Person will)  take any action, make any omission or use and/or request the use of (directly or indirectly) any proceeds of the Loan, or lend, contribute or otherwise make available the proceeds of the Loan to any Restricted Person, other person or entity (whether or not related to any member of the Group) in a manner that is contrary to Sanctions and/or causes (or will cause or would reasonably be expected to cause) a breach of Sanctions by any Relevant Person or the Lender.

(c)
No Transaction Obligor shall (and the Parent Guarantor shall procure that no Relevant Person will) directly or indirectly fund all or part of any payment or repayment of the Loan out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any other person or entity to be in breach of Sanctions.

(d)
No Transaction Obligor shall (and the Parent Guarantor shall procure that no Relevant Person will) take any action, make any omission and/or engage in any activities, business or transaction that result(s), or is likely to result, in it or the Lender becoming a Restricted Person.

(e)
The Transaction Obligors shall institute and maintain policies, procedures and controls in accordance with the recommendations of Sanctions Authorities designed to promote, achieve and ensure compliance by each member of the Group and their respective directors, officers, employees and agents with Sanctions.

22.22	Financial years

No Obligor shall change the duration of any of its financial years.

22.23	No change of domicile

No Obligor shall change its Original Jurisdiction or its place of domicile.

22.24	NASDAQ listing

The Parent Guarantor shall maintain its listing on the NASDAQ Stock Exchange or any other stock exchange acceptable to the Lender.

22.25	Anti-bribery, anti-corruption and anti-money laundering

Each Obligor shall and each of their respective Subsidiaries, directors or officers, beneficial owners, affiliates, agents or employees shall:

(a)	conduct its business and operations at all times in compliance with Anti-Money Laundering Laws and Anti-Corruption Laws;

(b)	in the case of the Borrower, not directly or indirectly use the proceeds of the Loan for any purpose that would breach Anti-Money Laundering Laws and Anti-Corruption Laws; and

(c)	maintain policies and procedures designed to promote and achieve compliance with Anti-Money Laundering Laws and Anti-Corruption Laws.

22.26	Further assurance

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Lender do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Lender may specify (and in such form as the Lender may require in favour of the Lender or its nominee(s)):

(i)
to create, perfect, vest in favour of the Lender or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender or any Receiver or Delegate provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Lender Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Lender to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Lender any document executed by itself or another Transaction Obligor pursuant to this Clause 22.25 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Lender a certificate signed by an officer of that Obligor’s or Transaction Obligor which shall:

(i)	set out the text of a resolution of that Obligor’s or Transaction Obligor’s directors specifically authorising the execution of the document specified by the Lender; and

(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of that Obligor or Transaction Obligor and is valid under that Obligor’s or Transaction Obligor’s articles of association or other constitutional documents.

INSURANCE UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (Insurance Undertakings) remain in force from the date of this Agreement and, in respect of Ship D, from the Delivery Date, and throughout the rest of the Security Period except as the Lender may otherwise permit.

23.2	Maintenance of obligatory insurances

Each Borrower shall at all times keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery, hull interest and excess risks);

(b)	war risks (including London blocking and trapping or similar arrangements and acts of terrorism and piracy);

(c)	protection and indemnity risks; and

(d)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Lender by the notice to that Borrower.

23.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;

(b)	in the case of hull and machinery risks (but excluding hull interest and excess risks) in an amount on an agreed value basis equal to 80 per cent. of the Market Value of that Ship;

(c)	in the case of hull and machinery risks plus freight interest and hull interest and any other marine risks such as excess risks, in an amount on an agreed value basis at least equal to the greater of:

(i)	the Market Value of that Ship; and

(ii)
an amount which equals 120 per cent. of the Tranche relating to that Ship then outstanding (and, only in respect of each Ship A, Ship B and/or Ship C, an additional amount equal to 1/3rd of Tranche E, provided none of Tranche A, B or C has been repaid in which case the additional amount relating to Tranche E shall be equally added to each remaining Tranche);

(d)
in the case of war risks (extended to cover piracy and terrorism if those risks are excluded from the fire and usual marine risks cover) to cover hull war and war protection and indemnity risks and crew liability, hull war and war P&I cover), in an amount on an agreed value basis of at least equal to the greater of:

(i)	the Market Value of that Ship; and

(ii)
an amount which equals 120 per cent. of the Tranche relating to that Ship then outstanding (and, only in respect of each Ship A, Ship B and/or Ship C, an additional amount equal to 1/3rd of Tranche E, provided none of Tranche A, B or C has been repaid in which case the additional amount relating to Tranche E shall be equally added to each remaining Tranche);

(e)
in the case of all conventional protection & indemnity risks, on mutual terms and for the full tonnage of each Ship, including oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under mutual International Group Protection and Indemnity (IG P&I) club entry and in the international marine insurance market (in respect of oil pollution liability risks for the time being $1,000,000,000);

(f)	on approved terms (based on Nordic Marine Insurance Plan, 2013, versions 2019 or 2023, Institute Time Clauses Terms or other recognised marine insurance terms); and

(g)
through Approved Brokers and with approved insurance companies and/or underwriters with minimum A- (S&P) rating or A3 (Moody’s) rating or A- (AM Best) rating, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations/clubs.

23.4	Further protections for the Lender

(a)	In addition to the terms set out in Clause 23.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(i)
subject always to paragraph (iii), name that Borrower as the sole named insured unless the capacity of every other named insured or co-insured is included on the policies (e.g. as owner, manager, crew manager, holding company etc.) and the interest of such other named insured or co-insured is limited:

(A)	in respect of any obligatory insurances for hull and machinery and war risks;

(1)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on insurers/underwriters; and

(2)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following its discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Lender (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(iii)
whenever the Lender requires, name (or be amended to name) the Lender as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(iv)	name the Lender as loss payee with such directions for payment as the Lender may specify;

(v)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set off, counterclaim or deductions or condition whatsoever and include a Lender agreed waiver of lien for any fleet premiums;

(vi)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(vii)	provide that the Lender may make proof of loss if that Borrower fails to do so.

(b)
In the case the relevant obligatory insurances form part of a fleet cover, the Borrowers shall procure that, the brokers, underwriters, insurers, protection and indemnity and/or war risks associations/clubs (but excluding International Group P&I club insurers) shall undertake to the Lender that they shall neither set off against any claim payable by the insurers in respect of any Ship any premiums or calls due in respect of other Ships/vessels forming part of such fleet cover or in respect of other insurances forming part of such fleet cover nor cancel any of the relevant obligatory insurances by reason of non-payment of premiums or calls due in respect of other Ships/vessels forming part of such fleet cover or in respect of other insurances forming part of such fleet cover.

23.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Lender of the Approved Brokers and proposed underwriters/insurers and any protection and indemnity or war risks association/club through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lender’s approval to the matters referred to in sub-paragraph (i) above;

(b)	at least seven (7) days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender’s approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and the approved underwriters/insurers including war risks and protection and indemnity associations/clubs with which each such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

23.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers or any direct underwriters/insurers provide the Lender with:

(a)	pro forma copies of all policies or certificates, as applicable, relating to the obligatory insurances which they are to effect or renew; and

(b)	copies of all cover notes in a form acceptable to the Lender;

(c)	a letter or letters of undertaking in a form required by the Lender and including undertakings by the Approved Brokers and any direct underwriters/insurers that:

(i)
they will have endorsed on each policy/contract of insurance, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 23.4 (Further protections for the Lender);

(ii)	they will hold such policies/contracts of insurance, and the benefit of such insurances, to the order of the Lender in accordance with such loss payable clause;

(iii)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(iv)
they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Lender not less than seven (7) days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Lender of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to each  Ship owned by that Borrower under such obligatory insurances any premiums, calls  or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies/contracts of insurance, or any sums received or due under them, which they might have in respect of such premiums, calls  or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums, calls or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of each Ship owned by that Borrower forthwith upon being so requested by the Lender.

23.7	Copies of certificates of entry

Each Borrower shall directly provide the Lender or ensure that any protection and indemnity and/or war risks associations/clubs in which each  Ship owned by it is entered provide the Lender with:

(a)	a copy of the certificate of entry for that Ship;

(b)	copies of all cover notes/certificates of entry in form acceptable to the Lender;

(c)	a letter or letters of undertaking in such form as may be required by the Lender; and

(d)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

23.8	Deposit of original policies

Each Borrower shall ensure that all policies/cover notes/certificates relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

23.9	Payment of premiums

Each Borrower shall punctually pay all premiums, calls or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

23.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association/club are promptly issued and remain in full force and effect.

23.11	Compliance with terms of insurances

(a)
No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 23.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(ii)	not make any changes relating to the flag, classification or classification society or manager or operator of the Ship owned by it approved by the underwriters/insurers of the obligatory insurances;

(iii)
make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with this Agreement and the terms and conditions of the obligatory insurances, without first obtaining the consent of the underwriters/insurers and complying with any requirements (as to extra premium or otherwise) which the underwriters/insurers specify.

23.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms or coverage of any obligatory insurance or waive any right relating to any obligatory insurance.

23.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

23.14	Provision of copies of communications

Each Borrower shall provide the Lender, at the time of each such communication, with copies of all written communications (other than communications of an entirely routine nature) between that Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations/clubs; and

(c)	the approved insurance companies and/or underwriters/insurers,

which relate directly or indirectly to:

(i)	that Borrower’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

23.15	Provision of information

Each Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker or expert as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 23.16 (Mortgagee’s interest and, additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.

23.16	Mortgagee’s interest and additional perils insurances

(a)
The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest marine insurance and a mortgagee’s interest additional perils insurance in an amount of not less than 110 per cent. of the Loan, on such terms, through such underwriters/insurers and generally in such manner as the Lender may from time to time consider appropriate.

(b)
The Borrowers shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

(c)
The Lender shall be entitled to disclose all necessary information for the purpose of effecting the insurance cover under paragraph (b) above, including without limitation, the name of the Ships, the IMO number of the Ships and the outstanding amount of the Secured Liabilities.

23.17	Review of insurance requirements

The Lender shall be entitled to review the requirements of this Clause 23 (Insurance Undertakings) from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting the relevant Borrower or its Ship and its or their insurances (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which that Borrower may be subject).

23.18	Modification of insurance requirements

The Lender shall notify the relevant Borrower of any proposed modification under Clause 23.17 (Review of insurance requirements) to the requirements of this Clause 23 (Insurance Undertakings) which the Lender considers appropriate in the circumstances, and such modification shall take effect within 10 Business Days’ from the date it is notified in writing to the relevant Borrower as an amendment to this Clause 23 (Insurance Undertakings) and shall bind the Borrowers accordingly.

23.19	Insurance opinion

The Lender shall have the right to have the Insurances in relation to each Ship reviewed and inspected (i) once annually unless there is an Event of Default whereby the Lender shall have the right to have the Insurances reviewed as often as deemed required and (ii) at all other times concurrently with the renewal of any Insurances, by an insurance consultant appointed by the Lender, at the cost of the Borrowers.

GENERAL SHIP UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (General Ship Undertakings) remain in force on and from the date of this Agreement and, in respect of Ship D, from the Delivery Date, and throughout the rest of the Security Period except as the Lender may otherwise permit.

24.2	Ships’ names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of that Ship; and

(d)	not change the name of that Ship,

provided that any agreed change of name or the Approved flag of a Ship shall be subject to:

(i)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Lender shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Lender shall approve or require.

24.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice;

(b)	classed with an Approved Classification Society;

(c)	so as to maintain the Approved Classification free of material overdue recommendations and/or conditions affecting that Ship’s class or adverse notations; and

(d)	so as to ensure that its Market Value is not materially reduced.

24.4	Classification society undertaking

Each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and procure that the Approved Classification Society undertakes with the Lender):

(a)	to send to the Lender, following receipt of a written request from the Lender, certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;

(b)
to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Lender immediately in writing if the Approved Classification Society:

(i)	receives notification from that Borrower or any person that that Ship’s Approved Classification Society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship’s class under the rules or terms and conditions of that Borrower or that Ship’s membership of the Approved Classification Society;

(d)	following receipt of a written request from the Lender:

(i)
to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)
to confirm that that Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Lender in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

24.5	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

24.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Lender; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

24.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender, with copies of all survey reports.

24.8	Inspection

Each Borrower shall permit the Lender (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it upon the Lender’s request to inspect, at all reasonable times upon reasonable notice and without interfering with the Vessel’s schedule and Provided that no Event of Default has occurred, its condition and documents (including, without limitation, class records) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspection, at the Borrowers’ expenses, Provided that if no Event of Default has occurred, the Borrowers shall pay the expenses for one inspection per calendar year in respect of each Ship.

24.9	Prevention of and release from arrest

(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Borrower shall, immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

24.10	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to:

(A)	the ISM Code;

(B)	the ISPS Code;

(C)	all Environmental Laws;

(D)	all Sanctions; and

(E)	the laws of the Approved Flag; and

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)
without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

24.11	ISPS Code

Without limiting paragraph (a) of Clause 24.10 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code;

(b)	maintain an ISSC for that Ship; and

(c)	notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

24.12	Sanctions

Each Obligor shall:

(a)	not cause or permit a Ship to be used in or otherwise to go to, stop in or call at, a Sanctioned Country;

(b)	not cause or permit a Ship to be used by or for the benefit of any party whose state of incorporation and/or principal place of business is in a Sanctioned Country and/or is a Restricted Person;

(c)
not cause or permit a Ship to be used directly or indirectly in any trade which could expose a Ship, the Lender, any manager of a Ship, the ship’s crew or a Ship’s insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions or otherwise in calling, trading or going to a Sanctioned Country; and/or

(d)
not cause or permit a Ship to be used in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in any insurances (and/or re-insurances) or engage in any AIS manipulation that is inconsistent with SOLAS; and/or

(e)
procure that each Charter (including any sub-charter) shall contain, for the benefit of the relevant Obligor, either BIMCO standard sanction clauses or language which broadly gives effect to the provisions of paragraph (a) to (d) above and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions or would expose any person to the risk of adverse measures pursuant to any Sanctions.

(f)
Without prejudice to the rights of the Lender under any other provisions of this Agreement and the other Finance Documents, if a Borrower discovers that its Ship, without its knowledge, has been sold, chartered, transferred, leased or otherwise provided directly or indirectly to any Restricted Person in breach of applicable law, it shall terminate as soon as possible, and in any case within thirty (30) days, after the day it discovers that any of the events described in this Clause 24.12 (Sanctions) has occurred, the relationship with the Restricted Person. In this case the Borrowers will also inform the Lender immediately upon becoming so aware.

24.13	Illegal trading and Trading in war zones

(a)
No Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks underwriters/insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

(i)	the prior written consent of the Lender has been given; and

(ii)	that Borrower has (at its expense) effected any special, additional, modified or replacement insurance cover which the Lender may require.

(b)	No Borrower shall cause or permit any Ship to enter or trade in any manner contrary to law or in any area which is not covered by the Ship’s Insurances.

24.14	Provision of information

Without prejudice to Clause 20.6 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Lender with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Lender’s request, promptly provide copies of any current Assignable Charter (including any Permitted Charter) relating to that Ship, of any current guarantee of any such Charter (including any Permitted Charter), the Ship’s Safety Management Certificate and any relevant Document of Compliance.

24.15	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Lender by fax or email, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship;

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

(j)
any notice, or such Borrower becoming aware, of any claim, action, suit, proceeding or investigation against any Transaction Obligor, any of its Subsidiaries or any of their respective directors, officers, employees or agents with respect to Sanctions; or

(k)	any circumstances which could give rise to a breach of any representation or undertaking in this Agreement, or any Event of Default, relating to Sanctions,

and each Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require as to that Borrower’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

24.16	Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship (other than a Permitted Charter) or “charter-in” any vessel;

(c)
terminate a Management Agreement unless such Management Agreement is replaced by another Management Agreement with an Approved Manager prior to the date of such termination and such Approved Manager provides a Manager’s Undertaking;

(d)
appoint a manager of that Ship other than an Approved Manager and or agree to any material alteration to the terms of an Approved Manager’s appointment (and for the avoidance of doubt, any amendment on the duration, the management fees, the termination provisions, the parties and the governing law of any Management Agreement is considered material);

(e)	de activate or lay up that Ship; or

(f)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

24.17	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or (as applicable) first preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Lender.

24.18	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings provided that if a Borrower enters into pool arrangements (with the Lender’s prior consent), it will provide the Lender with a copy of the relevant pool agreement and on-hire certificate.

24.19	Charterparty Assignment

If a Borrower enters into any Assignable Charter, that Borrower shall, promptly after the date on which it enters into such Assignable Charter:

(a)	provide the Lender with a certified true copy of such Assignable Charter;

(b)
execute in favour of the Lender a Charterparty Assignment in respect of that Assignable Charter (such Charterparty Assignment to be notified to the relevant charterer and any charter guarantor and that Borrower shall use its best endeavours to obtain an executed acknowledgment of the notice from the relevant charterer and charter guarantor in such form as the Lender may approve or require) and shall deliver to the Lender such other documents as it may reasonably require (including, without limitation, documents equivalent to those referred to at paragraph 1 of Part A of Schedule 2 (Conditions Precedent) in respect of such Charterparty Assignment).

24.20	Inventory of Hazardous Materials

Each Borrower shall ensure that the Ship owned by it maintains a valid and up to date Inventory of Hazardous Materials (IHM) which is certified in accordance with the EU Ship Recycling Regulation, 2013 and/or the International Maritime Organisation’s (IMO) Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 as further described by IMO and/or that Ship’s Approved Classification Society.

24.21	Sustainable and socially responsible dismantling of a Ship

(a)
Each Borrower shall institute and maintain policies and procedures to ensure that its Ship or, as the case may be, any other vessel previously financed by the Lender shall be dismantled, scrapped or, as the case may be, recycled as follows:

(i)	in the case of it being EU flagged and to the extent applicable to its Ship or, as the case may be, the relevant vessel, be recycled at an approved yard under the EU Ship Recycling Regulation; and

(ii)
in the case of it being non-EU flagged and to the extent applicable to its Ship or, as the case may be, the relevant vessel, be recycled at a yard certified (by a classification society acceptable to the Lender and which is a member of IACS) to operate under The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or the EU Ship Recycling Regulation,

Provided that its Ship or, as the case may be, the relevant vessel is, at the time of such dismantling, scrapping or recycling, owned by any member of the Group or any intermediary to which the ownership has been transferred for the purposes of dismantling, scrapping or recycling.

(b)	Each Borrower shall institute and maintain safe, sustainable, socially and environmentally responsible policies and procedures with respect to dismantling of its Ship.

24.22	Notification of compliance

Each Borrower shall promptly provide the Lender from time to time with evidence (in such form as the Lender requires) that it is complying with this Clause 24 (General Ship Undertakings).

SECURITY COVER

25.1	Minimum required security cover

(a)	Clause 25.2 (Provision of additional security; prepayment) applies, if the Lender notifies the Borrowers that the Security Cover Ratio is below:

(i)	133 per cent. of the Loan, at any time when the Corporate Leverage Ratio is equal to or less than 65 per cent.; or

(ii)	143 per cent. of the Loan, at any time when the Corporate Leverage Ratio is higher than 65 per cent.

(the “Relevant Percentage”).

(b)
For the purposes of determining which Relevant Percentage is applicable at any time during the Security Period, the Corporate Leverage Ratio shall be tested on a quarterly basis on each Security Cover Testing Date and shall determine the Relevant Percentage in relation to the Security Cover Ratio set out in paragraph (a) above for the relevant financial quarter falling after the next Security Cover Testing Date (i.e. if for instance the Corporate Leverage Ratio as of 30 June is equal to or less than 65%, the applicable Relevant Percentage for the period 1 October to 31 December will be 133%, same test basis 30 September to determine the Relevant Percentage for the period 1 January to 31 March and so on hereafter).

(c)
For the purposes of this Clause 25.1 (Minimum required security cover) “Corporate Leverage Ratio” means, as at the date of calculation, the ratio (expressed as a percentage) of Net Debt to Market Value Adjusted Total Assets.

25.2	Provision of additional security; prepayment

(a)
If the Lender serves a notice on the Borrowers under Clause 25.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one Month after the date on which the Lender’s notice is served (the “Prepayment Date”), prepay such part of the Loan as shall eliminate the shortfall. Any prepayment under this paragraph (a) of Clause 25.2 (Provision of additional security; prepayment) shall reduce the Tranches rateably and within each Tranche in inverse order of maturity the amount of each Repayment Instalment (including the Balloon Instalment) falling after that prepayment by the amount prepaid.

(b)	A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Lender:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Lender may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

25.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) which constitutes a first preferred or first priority mortgage over a vessel shall be the Market Value of the vessel concerned.

25.4	Valuations binding

Any valuation under this Clause 25 (Security Cover) shall be binding and conclusive as regards each Borrower.

25.5	Provision of information

(a)
Each Borrower shall promptly provide the Lender and any Approved Valuer acting under this Clause 25 (Security Cover) with any information which the Lender or the shipbroker may request for the purposes of the valuation.

(b)
If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender considers prudent.

25.6	Prepayment mechanism

Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.5 (Voluntary prepayment of a Tranche).

25.7	Provision of valuations

The Borrower shall provide the Lender with a valuation (or, if required by the Lender, two valuations) of each Ship from an Approved Valuer and any other vessel over which additional Security has been created in accordance with Clause 25.2 (Provision of additional security; prepayment), to enable the Lender to determine the Fair Market Value of that Ship on (a) a Security Cover Testing Date and (b) any other date on which the Lender is of the reasonable opinion that the Security Cover Ratio set out in Clause 25.1 (Minimum required security cover) may have been breached (such valuation being an “Interim Valuation”), PROVIDED that unless an Event of Default has occurred and is continuing or the Borrower is required to prepay the Loan pursuant to Clause 7 (Prepayment and Cancellation), the Lender shall bear the cost of any subsequent Interim Valuations during that calendar year.

25.8	Frequency of valuations

The Borrowers acknowledge and agree that the Lender may require or commission valuations of the Ships and test the minimum required security cover pursuant to Clause 25.1 (Minimum required security cover) at any time the Lender shall deem necessary – and thus, the frequency of such testing shall neither be limited to the delivery of a Compliance Certificate nor the delivery of valuation statements on each Security Cover Testing Date – to the effect that a breach of the minimum value security cover shall be remedied by the Borrowers at the time of ascertainment of such breach by the Lender on or before the date falling one Month after such breach and Provided that the Borrowers shall only pay for the costs and expenses of the valuations referred to in Clause 25.7 (Provision of valuations).

25.9	Release of additional security

If at any time the Lender holds additional Cash security provided under this Clause 25 (Security Cover) and the Borrowers are in compliance with the minimum required security cover under Clause 25.1 (Minimum required security cover) for an immediate preceding consecutive period of three Months (without taking into account the Cash security to be released), the Borrower may six months after the date on which such additional security has been provided and by 30 days prior written notice to the Lender and at the Borrowers’ expense, require the release and discharge of the relevant part of the additional security, Provided that the Borrowers demonstrate to the Lender that, if the test under Clause 25.1 (Minimum required security cover) were to be applied immediately following the release of such additional security, the Borrowers would be in compliance with the minimum required security cover under Clause 25.1 (Minimum required security cover). The Lender shall then promptly direct release and discharge the relevant part of that additional security if no Event of Default is then continuing or will result from such release and discharge.

ACCOUNTS

26.1	Accounts

No Borrower may, without the prior consent of the Lender, maintain any bank account other than its Earnings Account and its Retention Account.

26.2	Payment of Earnings

(a)
Each Borrower shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in its Earnings Account and no set off rights will be granted by any Borrower to the Account Bank.

(b)
All Earnings of a Ship arising out of its employment shall be available to the relevant Borrower until the Lender has served a notice to the Borrowers that an Event of Default has occurred and is continuing.

(c)	Each Borrower shall ensure that on the Utilisation Date the Minimum Liquidity Amount is credited to its Retention Account.

26.3	Location of Accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or relocation of its Earnings Account and its Retention Account (or either of them); and

(b)
execute any documents which the Lender specifies to create or maintain in favour of the Lender Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and the Retention Accounts.

EVENTS OF DEFAULT

27.1	General

Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.19 (Acceleration) and Clause 27.20 (Enforcement of security).

27.2	Non-payment

A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within five Business Days of its due date.

27.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 19.34 (Sanctions), Clause 20 (Information Undertakings), Clause 21 (Financial Covenants), Clause 22.10 (Title), Clause 22.11 (Negative pledge), paragraph (g) of Clause 22.19 (Other transactions), Clause 22.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 22.21 (Sanctions), Clause 23.2 (Maintenance of obligatory insurances), Clause 23.3 (Terms of obligatory insurances), Clause 23.5 (Renewal of obligatory insurances), Clause 24.2 (Ship’s name and registration), paragraphs (a) to (c) of Clause 24.3 (Repair and classification), Clause 24.10 (Compliance with laws etc.) (insofar as that Clause relates to Sanctions), Clause 24.12 (Sanctions), paragraph (d) of Clause 24.16 (Restrictions on chartering, appointment of managers, etc.), save to the extent such breach is a failure to pay and therefore subject to Clause 27.2 (Non-payment), Clause 25 (Security Cover).

27.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within five Business Days of the Lender giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

27.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

27.6	Cross default

(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 27.6 (Cross default) in respect of a person if, the aggregate amount of Financial Indebtedness with any creditors other than the Lender or commitment for Financial Indebtedness with any creditors other than the Lender falling within paragraphs (a) to (d) above, is less than (i) $500,000 in respect of the Borrowers and any member of the Group (other than the Parent Guarantor) and (ii) $5,000,000 in respect of the Parent Guarantor (or, in each case, its equivalent in any other currency).

27.7	Insolvency

(a)	A Transaction Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition or other proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

27.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an arrest or detention of a Ship referred to in Clause 27.13 (Arrest)) and is not discharged within 30 days.

27.10	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than the Lender) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

27.11	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

27.12	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.13	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 30 days of such arrest or detention.

27.14	Expropriation

The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 27.13 (Arrest); or

(b)	any Requisition.

27.15	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security or a Transaction Document or any of the Transaction Security otherwise ceases to remain in full force and effect for any reason.

27.16	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect unless in such case (i) the relevant member of the Group has taken active measures to dispute such proceedings or disputes and such proceedings or disputes are dismissed or withdrawn within thirty (30) days of being made or presented or (ii) the combined value of such proceedings or disputes in respect of such member of the Group (other than a Borrower) does not exceed $1,000,000 (or its equivalent in any other currency) in aggregate.

27.17	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

27.18	Audit qualification

The Parent Guarantor’s auditors qualify their report on any audited annual consolidated financial statements of the Parent Guarantor.

27.19	Acceleration

On and at any time after the occurrence of an Event of Default the Lender may by notice to the Borrowers:

(a)	cancel the Commitment, whereupon it shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender,

and the Lender may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Lender may take any action referred to in Clause 27.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

27.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Lender may take any action which, as a result of the Event of Default or any notice served under Clause 27.19 (Acceleration), the Lender is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

THE LENDER AND THE OBLIGORS

CHANGES TO THE LENDER

28.1	Assignment by the Lender

Subject to this Clause 28 (Changes to the Lender), the Lender (the “Existing Lender”) may, by giving to the Borrowers ten days’ prior notice, assign all (but not part) of its rights under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

28.2	Conditions of assignment

(a)	The consent of the Borrowers is required for an assignment by the Existing Lender, unless the assignment is:

(i)	to an Affiliate of the Existing Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)
The consent of the Borrowers to an assignment must not be unreasonably withheld or delayed.  Each Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	The consent of a Borrower to an assignment must not be withheld solely because the assignment may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost).

(d)	If:

(i)	the Existing Lender assigns any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or the Existing Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that Clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or the Existing Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender would have been if the assignment or change had not occurred.

(e)
Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender’s title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.

(f)	No costs or expenses in relation to such an assignment or transfer shall be borne by any Transaction Obligor.

28.3	Security over Lender’s rights

In addition to the other rights provided to the Lender under this Clause 28 (Changes to the Lender), the Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
if the Lender is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

CHANGES TO THE TRANSACTION OBLIGORS

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

ADMINISTRATION

PAYMENT MECHANICS

30.1	Payments to the Lender

(a)
On each date on which a Transaction Obligor is required to make a payment under a Finance Document, that Transaction Obligor shall make an amount equal to such payment available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Lender) and with such bank as the Lender, in each case, specifies.

30.2	Application of receipts; partial payments

(a)
If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Lender may apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in any manner it may decide.

(b)	Paragraph (a) above will override any appropriation made by a Transaction Obligor.

30.3	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.4	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.5	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

30.6	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

30.7	Currency conversion

The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.8	Disruption to Payment Systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by a Borrower that a Disruption Event has occurred:

(a)
the Lender may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b)
the Lender shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
any such changes agreed upon by the Lender and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents;

(d)
the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.8 (Disruption to Payment Systems etc.).

SET-OFF

The Lender may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties); and

(b)
in the case of any other Obligor or the Lender, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Lender on or before the date on which it becomes a Party;

or any substitute address, fax number or department or officer as an Obligor may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Lender will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer of the Lender specified in Schedule 1 (The Parties) (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Electronic communication

(a)
Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and the Lender may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted from of communication or delivery.

(c)
Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(d)
Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.4 (Electronic communication).

34.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Lender, accompanied by a certified English translation prepared by a translator approved by the Lender and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

REMEDIES AND WAIVERS

(a)
No failure to exercise, nor any delay in exercising, on the part of the Lender or any Receiver or Delegate, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of the Lender or any Receiver or Delegate shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)	No variation or amendment of a Finance Document shall be valid unless in writing and signed by the Lender.

ENTIRE AGREEMENT

(a)
This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

(b)
Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between the Lender and any Transaction Obligor shall be conditional upon no security or payment to the Lender by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

IRREVOCABLE PAYMENT

If the Lender considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to the Lender under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

AMENDMENTS

41.1	Changes to reference rates

(a)	If an RFR Replacement Event has occurred any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of the RFR; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lender and the Borrowers.

(b)
An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on the Loan or any part of the Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Lender and the Borrowers.

(c)	In this Clause 41.1 (Changes to reference rates):

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for the RFR by:

(i)	the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under sub‑paragraph (ii) above;

(b)	in the opinion of the Lender and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to the RFR; or

(c)	in the opinion of the Lender and the Borrowers, an appropriate successor or alternative to the RFR.

“RFR Replacement Event” means:

(a)	the methodology, formula or other means of determining the RFR has, in the opinion of the Lender and the Borrowers materially changed;

(b)

(i)

(A)	the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

(ii)
the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(iii)	the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

(c)	the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lender and the Borrowers) temporary; or

(ii)	the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “RFR Contingency Period” in the Reference Rate Terms; or

(d)	in the opinion of the Lender and the Borrowers, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

41.2	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction), 17.4 (Waiver of defences) and 18.2 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

CONFIDENTIAL INFORMATION

42.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

42.2	Disclosure of Confidential Information

The Lender may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns (or may potentially assign) all or any of its rights and/or obligations under one or more Finance Documents and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.3 (Security over Lender’s rights);

(viii)
which is a classification society or other entity which the Lender has engaged to make the calculations necessary to enable the Lender to comply with its reporting obligations under the Poseidon Principles;

(ix)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(xi)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances;

(c)
to any person appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the Lender;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

42.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

42.4	Entire agreement

This Clause 42 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.5	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

42.6	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub‑paragraph (v) of paragraph (b) of Clause 42.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 42 (Confidential Information).

42.7	Continuing obligations

The obligations in this Clause 42 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Commitment has been cancelled or otherwise ceased to be available; and

(b)	the date on which the Lender otherwise ceases to be the Lender.

CONFIDENTIALITY OF FUNDING RATES

43.1	Confidentiality and disclosure

(a)	Each Obligor agrees to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraph (b) below.

(b)	The Lender and each Obligor may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the Lender.

43.2	Related obligations

(a)
Each Obligor acknowledges that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each Obligor undertakes not to use any Funding Rate for any unlawful purpose.

(b)	The Lender and each Obligor agree (to the extent permitted by law and regulation) to inform the Lender:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (b) of Clause 43.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 43 (Confidentiality of Funding Rates).

43.3	No Event of Default

No Event of Default will occur under Clause 27.4 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 43 (Confidentiality of Funding Rates).

COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

ENFORCEMENT

46.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
To the extent allowed by law, this Clause 46.1 (Jurisdiction) is for the benefit of the Lender only.  As a result, the Lender shall be not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Shoreside Agents Ltd, presently at 5 St Helen’s Place, London EC3A 6AB, England (attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Lender.  Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Premier Marine Co.	Republic of the Marshall Islands	77643	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Tel.:

Fellow Shipping Co.	Republic of the Marshall Islands	97694	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Tel.:

Champion Marine Co.	Republic of the Marshall Islands	98305	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Tel.:

Flag Marine Co.	Republic of the Marshall Islands	108634	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Tel.:

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
Seanergy Maritime Holdings Corp.	Republic of the Marshall Islands	27721	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Tel.:

PART B

THE ORIGINAL LENDER

Name of Original Lender	Address for Communication
DANISH SHIP FINANCE A/S	Langebrogade 5, DK-1411 Copenhagen K., Denmark Attn: Henrik Søgaard Iben Nordland

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO EACH UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	evidencing corporate benefit;

(b)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(c)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(d)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3
An original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party (the original to follow within 30 days from the Utilisation Date).

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of a resolution signed by the Parent Guarantor as the holder of the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.6
A copy of the certificate of each Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Commitment would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A copy of the certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer, or a director, as applicable) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8	A copy of the Group Structure Chart in a form acceptable to the Lender.

1.9
A copy of the certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.10	A copy of a goodstanding certificate in respect of each Obligor dated not earlier than three months from the date of this Agreement.

2	Finance Documents

2.1	A duly executed original of any Subordination Agreement and copies of each Subordinated Finance Document (if applicable).

2.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

2.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

3	Security

3.1	A duly executed original of the Account Security in relation to each Account and of the Shares Security in respect of each Borrower (and of each document to be delivered under each of them).

3.2	A duly executed original of the Subordinated Debt Security (if applicable).

4	Legal opinions

4.1	A legal opinion of Watson Farley & Williams, Greece, legal advisers to the Lender in England.

4.2	If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in the relevant jurisdiction.

5	Shareholder’s loans

5.1	Any shareholder loans agreements (if applicable) in respect of any loan from the Parent Guarantor to a Borrower, together with evidence:

(a)	of corporate benefit; and

(b)	that any relevant financial assistance laws have been complied with.

6	Other documents and evidence

6.1
A valuation of each Ship, addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than ten (10) days before the Utilisation Date for the Advance under the Tranche relating to each respective Ship from an Approved Valuer.

6.2	Evidence that any process agent referred to in Clause 46.2 (Service of process), if not an Obligor, has accepted its appointment.

6.3
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

6.4	Copies of the Original Financial Statements of each Obligor.

6.5	Copies of any mandates or other documents required in connection with the opening or operation of the Accounts.

6.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

6.7
Such evidence as the Lender may require evidencing that the Ships are insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of Insurances have been complied with.

6.8
Such evidence as the Lender may require to be able to satisfy its “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents, including, without limitation:

(a)	full disclosure of structure and ownership of the Borrowers and the Parent Guarantor;

(b)
the identity of the ultimate owner(s) shall be proven via acceptable documentation and the Lender shall receive certified copies of documents of identification to include address regarding the ultimate owner(s) – for example passport(s);

(c)
signatures on this Agreement and the other Finance Documents shall be verified and the signatories’ identity including address and civil registration number if any shall be documented via passports or other acceptable documentation; and

(d)
such other documentation and information as the Lender deems necessary and/or advisable in order to comply with any law and/or regulation regarding money laundering and/or the financing of terrorist activities (including, without limitation, such documentation and information as the Lender deem necessary and/or advisable in order to comply with customer due diligence measures for purposes of AML/CTF checks as required by the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism).

PART B

CONDITIONS PRECEDENT TO UTILISATION

In this Part B of Schedule 2 (Conditions Precedent):

“Relevant Borrower” means the Borrower who owns or will own the Relevant Ship.

“Relevant Ship” means the Ship which is financed by the Tranche utilised on the relevant Utilisation Date.

1	Borrowers

A copy of a certificate of an officer of the Relevant Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance under the relevant Tranche.

2	Release of Existing Security

An original of the Deed of Release and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Lender of its due execution by the parties to it.

3	Ship and other security

3.1
A duly executed original of the Mortgage, the General Assignment and any Charterparty Assignment in respect of the Relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Relevant Ship has been duly registered or (as applicable) recorded as a valid first preferred or (as applicable) priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

3.2	Documentary evidence that:

(a)
the Relevant Ship is, or in the case of Ship D will, as from the Delivery Date be, definitively and permanently registered in the name of the Relevant Borrower under the Approved Flag applicable to the Relevant Ship;

(b)
the Relevant Ship is, or in the case of Ship D will, as from the Delivery Date shall be, in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(c)	the Relevant Ship maintains the Approved Classification with the Approved Classification Society free of overdue recommendations and conditions of the Approved Classification Society; and

(d)	the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of Insurances have been complied with.

3.3
Documents establishing that the Relevant Ship is, or in the case of Ship D will, as from the Delivery Date, be managed commercially by the Approved Commercial Manager and managed technically by the relevant Approved Technical Manager on terms acceptable to the Lender, together with:

(a)	a Manager’s Undertaking for each Approved Manager for such Relevant Ship; and

(b)
copies of the Inventory of Hazardous Materials relating to such Relevant Ship, the relevant Approved Technical Manager’s Document of Compliance and of the Relevant Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Lender requires) and of any other documents required under the ISM Code and the ISPS Code in relation to such Relevant Ship including without limitation an ISSC and a Tonnage Certificate.

3.4	An opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the Insurances as the Lender may require.

4	Legal opinions

Legal opinions of the legal advisers to the Lender in the jurisdiction of the Approved Flag of the Relevant Ship and such other relevant jurisdictions as the Lender may require.

5	Other documents and evidence

5.1
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in paragraph 2 (Ship and other security) above or for the validity and enforceability of any such Transaction Document.

5.2	Evidence satisfactory to the Lender of the current status of the Ships regarding EEXI (Energy Efficiency Existing Ship Index) and of the Operational Carbon Intensity Rating of the Ships.

5.3	Copies of any charterparties, pool agreement and on-hire certificate in respect of the Relevant Ship.

5.4
Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Advance under the relevant Tranche.

SCHEDULE 3

UTILISATION REQUEST

From:	Fellow Shipping Co.
Premier Marine Co.
Champion Marine Co.
Flag Marine Co.

To:	Danish Ship Finance A/S
 Dated: [●] 2025

Fellow Shipping Co., Premier Marine Co., Champion Marine Co. and Flag Marine Co. – $45,279,450 Facility Agreement dated [●] 2025 (the “Agreement”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow Tranche A, Tranche B, Tranche C, Tranche D and Tranche E on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●].

3	You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:

Deductible Items

Arrangement Fee

Minimum Liquidity Amount (to be transferred to the relevant Retention Account)

Net proceeds of Advance

4
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

5	The [net] proceeds of this Advance should be credited to [account].

6	This Utilisation Request is irrevocable.

Yours faithfully

[●]
authorised signatory for
Fellow Shipping Co.

[●]
authorised signatory for
Premier Marine Co.

[●]
authorised signatory for
Champion Marine Co.

[●]
authorised signatory for
Flag Marine Co.

SCHEDULE 4

FORM OF COMPLIANCE CERTIFICATE

To:	Danish Ship Finance A/S as Lender

From:	Seanergy Maritime Holdings Corp.
Fellow Shipping Co.
Premier Marine Co.
Champion Marine Co.
Flag Marine Co.

Dated: [●]

Fellow Shipping Co., Premier Marine Co., Champion Marine Co. and Flag Marine Co. – $45,279,450 Facility Agreement dated _______________ 2025 (the “Agreement”)

1
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

[Insert details of covenants to be certified]

3	We confirm that no Default is continuing.

Signed:

Director	Director
of	of
Fellow Shipping Co.	Premier Marine Co.

Director	Director
of	of
Champion Marine Co.	Flag Marine Co.

Chief Financial Officer
of
Seanergy Maritime Holdings Corp.

SCHEDULE 5

TIMETABLES

1.1	Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	1.2	One Business Day before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request))

SCHEDULE 6

REPAYMENT SCHEDULES

SCHEDULE 7

REFERENCE RATE TERMS

CURRENCY:	Dollars.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:
Any cost or amount which is incurred or suffered by the Lender (as reasonably determined by the Lender) to the extent that it is attributable to (1) a payment by the Borrowers to the Lender of any amount of principal due or which would have become due under this Agreement prior to the date upon which such amount should have been repaid in accordance with the terms and conditions of this Agreement or (2) failure by the Borrowers to utilise an amount under this Agreement following the delivery by the Borrowers to the Lender of a Utilisation Request which corresponds to all of part of such unutilised amount.

Business Day Conventions (definition of “Month” and Clause 9.3 (Non-Business Days)):	(a)	If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:
		(i)	subject to sub-paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

		(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

		(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

	(b)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(c)	The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

	(d)	if that target is not a single figure, the arithmetic mean of:

		(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

		(ii)	the lower bound of that target range.

Central Bank Rate Adjustment:
In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Lender), of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread
In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Lender of:

the RFR for that RFR Banking Day; and

the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

		(a)	the RFR for that RFR Banking Day; or

		(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment; or

(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.
Interest Periods

Length of Interest Period in absence of selection (paragraph (a) of Clause 9.1 (Selection of Interest Periods)):	Three Months

Periods capable of selection as Interest Periods (paragraph (a) of Clause 9.1 (Selection of Interest Periods)):	Three Months

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of the cumulative compounded RFR (determined in accordance with the calculation methodology for the Cumulative Compounded RFR Rate in LMA’s Single Currency Compounded Rate Facilities Agreement with a Lookback Period) for the Interest Period of the relevant Loan and (a) in respect of each of Tranche A and Tranche B 1.38% and (b) in respect of Tranche C 1.23%.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

Reporting Times

Deadline for Lender to report market disruption in accordance with Clause 10.2 (Market disruption)	Close of business in London on the Reporting Day for the Loan or the relevant part of the Loan.

Deadline for Lender to report their cost of funds in accordance with Clause 10.3 (Cost of funds)
Close of business on the date falling two Business Days after the Reporting Day for the Loan or the relevant part of the Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for the Loan or that part of the Loan).

RFR:
The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:	Any day other than:

	(a)	a Saturday or Sunday; and

	(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

RFR Contingency Period	Fifteen RFR Banking Days

SCHEDULE 8

DAILY NON-CUMULATIVE COMPOUNDED RFR RATE

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for the Loan or any part of the Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Lender performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

SCHEDULE 9

CUMULATIVE COMPOUNDED RFR RATE

The “Cumulative Compounded RFR Rate” for any Interest Period for the Loan or any part of the Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Schedule 8 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:
where:

“d0” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

SCHEDULE 10

SUSTAINABILITY MARGIN ADJUSTMENT SCHEDULE

In this Schedule 10 (Sustainability Margin Adjustment Schedule):

AER:
Shall mean the average efficiency ratio of any vessel in the Fleet, as calculated in accordance with Section 2.1 of the Poseidon Principles as follows:
Where (a) Ci is the carbon emissions for voyage i computed using the fuel consumption and carbon factor of each type of fuel, (b) DWT is the deadweight of a vessel, and (c) Di is the distance travelled on voyage i. The AER with respect to any vessel in the Fleet is computed for all voyages performed by that vessel over a calendar year.

DWT:
Shall mean with respect to any vessel in the Fleet, the difference in tons between the displacement of that vessel in water of relative density of 1025 kg/m3 at the summer load draught (taken as the maximum summer draught as certified in the stability booklet approved by the relevant maritime administration or an organization recognized by it) and the lightweight of that vessel as certified in the stability booklet approved by the relevant maritime administration or an organization recognized by it.

Fleet	Shall mean at any relevant time all Fleet Vessels.

Fleet Carbon Intensity Certificate(s):
Shall mean the certificate(s) from a Recognised Organisation approved by the Lender relating to each vessel in the Fleet and a particular calendar year setting out the AER of a vessel in the Fleet for all voyages performed by it during that calendar year using the ship fuel oil consumption data submitted to the International Maritime Organization, required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that calendar year and for which the Recognized Organization issued a statement of compliance for fuel oil consumption reporting and evidencing a Vessel’s Fleet Sustainability Score.

Fleet Sustainability Score:	Shall mean, with respect to any calendar year, the weighted average of all Vessel Sustainability Scores based on Vessel Weighting, as set out in the formula below:

Owned Days:	Shall mean, for a given vessel in the Fleet, the number of days in a calendar year that such vessel is owned, whether directly or indirectly, by the Parent or its subsidiaries from time to time.

Recognised Organisation:
Shall mean, in respect of any vessel in the Fleet, an organization approved by the maritime administration of such vessel’s Flag State to verify that the ship energy efficiency management plans of vessels registered in that Flag State are in compliance with Regulation 22A of Annex VI and to issue “statements of compliance for fuel oil consumption reporting” confirming that vessels registered in that Flag State are in compliance with that regulation.

Sustainability Compliance Certificate:
Shall mean a compliance certificate signed by a Director or officer of the Parent substantially in the form set out in Schedule 11 (Form of Sustainability Compliance Certificate) or any other form satisfactory to the Lender (acting reasonably), that shows to the satisfaction of the Lender the calculation of the Fleet Sustainability Score and sets forth the Sustainability Margin Adjustment.

Trajectory Value:
The median climate alignment score of a vessel type and size in a given year, as set out in the below matrix calculated based on Appendix 3 (Calculation of decarbonization trajectories per ship type and size class) of the Poseidon Principles Technical Guidance (as the same may be amended, updated and developed from time to time):

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030

Bulk Carrier 0-9,999 DWT	25.8187	25.3063	24.7939	24.2816	23.7692	23.2568	22.7445	22.2321	21.7197	21.2073	20.6950	20.1826	19.6702	19.1578	18.6455	18.1331	17.6207	17.1083	16.5960

Bulk Carrier 10,000-34,999 DWT	8.0354	7.8759	7.7164	7.5570	7.3975	7.2381	7.0786	6.9191	6.7597	6.6002	6.4407	6.2813	6.1218	5.9624	5.8029	5.6434	5.4840	5.3245	5.1650

Bulk Carrier 35,000-59,999 DWT	5.7138	5.6005	5.4871	5.3737	5.2603	5.1469	5.0335	4.9201	4.8067	4.6933	4.5799	4.4665	4.3531	4.2398	4.1264	4.0130	3.8996	3.7862	3.6728

Bulk Carrier 60,000-99,999 DWT	4.3886	4.3015	4.2144	4.1273	4.0402	3.9531	3.8660	3.7789	3.6918	3.6047	3.5176	3.4305	3.3435	3.2564	3.1693	3.0822	2.9951	2.9080	2.8209

Bulk Carrier 100,000-199,999 DWT	3.0063	2.9467	2.8870	2.8273	2.7677	2.7080	2.6484	2.5887	2.5290	2.4694	2.4097	2.3501	2.2904	2.2307	2.1711	2.1114	2.0518	1.9921	1.9324

Bulk Carrier +200,000 DWT	2.5887	2.5374	2.4860	2.4346	2.3832	2.3319	2.2805	2.2291	2.1777	2.1264	2.0750	2.0236	1.9722	1.9209	1.8695	1.8181	1.7668	1.7154	1.6640

Vessel Sustainability Score:
Shall mean, for a given vessel in the Fleet, and a particular calendar year, the percentage difference between that vessel’s AER and the relevant Trajectory Value at the same point in time, calculated as set out in Section 2.3 of the Poseidon Principles. A vessel’s Vessel Sustainability Score shall be evidenced by the relevant Fleet Carbon Intensity Certificate.

Vessel Weighting:	Shall mean, for a given vessel in the Fleet, and a particular calendar year, the product of (i) Owned Days and (ii) the respective vessel’s DWT.

1
The Borrowers shall furnish to the Lender, not later than 30 June in each calendar year, a Sustainability Compliance Certificate for the prior calendar year (commencing with the calendar year ended 31 December 2022).  Following receipt of the Sustainability Compliance Certificate for the relevant calendar year, the Margin shall increase or decrease subject to achievement against the Fleet Sustainability Score targets (defined in the table below) (rounded to two decimal places) (“Sustainability Margin Adjustment”).

2
The Sustainability Margin Adjustment will, subject to delivery of the relevant Sustainability Compliance Certificate, take place the 15th Business Day after 30 June in the relevant calendar year (the “Sustainability Margin Adjustment Effective Date”). The Sustainability Margin Adjustment will apply as follows:

Sustainability Margin Adjustment in following calendar year	Fleet Sustainability Score Target 2022	Fleet Sustainability Score Target 2023	Fleet Sustainability Score Target 2024	Fleet Sustainability Score Target 2025	Fleet Sustainability Score Target 2026	Fleet Sustainability Score Target 2027+ years

Margin + 0.05%	Fleet Sust. Score > 1.00	Fleet Sust. Score > 1.00	Fleet Sust. Score > 1.00	Fleet Sust. Score > 1.00	Fleet Sust. Score > 1.00	Fleet Sust. Score > 1.00

Margin – 0.05%	Fleet Sust. Score ≤ 1.00	Fleet Sust. Score ≤ 1.00	Fleet Sust. Score ≤ 1.00	Fleet Sust. Score ≤ 1.00	Fleet Sust. Score ≤ 1.00	Fleet Sust. Score ≤ 1.00

3
The Sustainability Margin Adjustment shall at no time exceed 0.05% as a decrease or an increase from the initial Margin set out in sub-paragraph (a) of that definition (i.e. 2.50% or 2.65%) which would otherwise apply without giving effect to any Sustainability Margin Adjustment. Consequently, as of the first Sustainability Margin Adjustment Effective Date following the date of this Agreement the Margin shall be (i) in the case of Tranche A or Tranche B, either 2.45% per annum or 2.55% per annum, (ii) in the case of Tranche C, either 2.60% per annum or 2.70% per annum, (iii) in the case of Tranche D , either 2.05% per annum or 2.15% per annum and (iv) in respect of Tranche E, either 1.90% per annum or 2.00% per annum.

4
If the Borrowers fail to provide a Sustainability Compliance Certificate for a calendar year, the Sustainability Margin Adjustment shall, subject to the cap referred to in paragraph 4 above, increase by 0.05% on the Sustainability Margin Adjustment Effective Date. Any increase in the Margin under this paragraph 5 shall apply until the next Sustainability Margin Adjustment Effective Date.  If the Borrowers fail to provide a Sustainability Compliance Certificate within the required timeframe for a calendar year due to unexpected delays/difficulties, they may request for a grace period of up to 30 days to provide such Sustainability Compliance Certificate, provided that the Margin Adjustment Effective Date shall remain unchanged. For the avoidance of doubt, the Borrowers may elect not to furnish a Sustainability Compliance Certificate and such election will not constitute a Default or an Event of Default.

5
If there are material changes to Trajectory Values due to changes made by IMO or otherwise, the Borrowers and the Lender will enter into a consultation period of up to 60 Business Days (or such longer period as may be agreed) to agree on a new Sustainability Margin Adjustment mechanism and make any necessary changes to this Agreement. If no agreement can be reached, the Borrowers shall be entitled to elect to (a) continue to apply the existing provisions of this Schedule 10 (Sustainability Margin Adjustment Schedule) or (b) disregard the provisions of this Schedule 10 (Sustainability Margin Adjustment Schedule) and all other provisions of this Agreement relating to the Sustainability Margin Adjustment, in which case the Margin of (i) 2.50% for each of Tranche A and Tranche B, (ii) 2.65% for Tranche C, (iii) 2.10% for Tranche D and (iv) 1.95% for Trance E per annum shall apply.

6
Upon the disapplication of the Sustainability Margin Adjustment mechanism, the Borrowers must ensure that no further announcement, disclosure, or communication refers to the Agreement and the Facility granted hereunder as a “Sustainability Linked Loan Facility” in any way. For the avoidance of doubt, the Borrowers do not need to rectify previous publications which may have referred to the Sustainability Linked Loan Facility status which were correct at the time of publication.

SCHEDULE 11

FORM OF SUSTAINABILITY COMPLIANCE CERTIFICATE

To:	DANISH SHIP FINANCE A/S as Lender
Langebrogade 5, DK-1411 Copenhagen K.
Denmark

From:	SEANERGY MARITIME HOLDINGS CORP.
 Dated:      [●]
Dear Sirs

Fellow Shipping Co., Premier Marine Co., Champion Marine Co. and Flag Marine Co. – $45,279,450 Facility Agreement dated [●] 2025 (the “Agreement”)

1
We refer to the Agreement. This is a Sustainability Compliance Certificate for calendar year [●] (the “Relevant Year”).  Terms defined in the Agreement have the same meaning when used in this Sustainability Compliance Certificate unless given a different meaning in this Sustainability Compliance Certificate.

2	We confirm that in respect of the Relevant Year, the Fleet Sustainability Score calculated in accordance with the Agreement is as follows:

IMO no.	Ship	DWT	Distance (D)	CO2 (C)	AER	Owned Days
[●]	A	[●]	[●]	[●]	[●]
[●]	B	[●]	[●]	[●]	[●]
[●]	C	[●]	[●]	[●]	[●]
[●]	D	[●]	[●]	[●]	[●]
Fleet Sustainability Score						[●]

3	We confirm that the above AER has been verified by [Name of Approved Classification Society] on a vessel-by-vessel basis as set out in the Fleet Carbon Intensity Certificates.

4
Enclosed with this Sustainability Compliance Certificate are the Fleet Carbon Intensity Certificates from a Recognized Organization for each vessel in the Fleet which sets out each such vessel’s Vessel Sustainability Score.

5
For the 12-month period as and from the immediately next Sustainability Margin Adjustment Effective Date, the Margin applying in respect of all Loans under the Agreement should be [[●]] per cent per annum.

Signed by:

Chief Financial Officer of SEANERGY MARITIME HOLDINGS CORP.

EXECUTION PAGES

BORROWERS

SIGNED by Stavros Gyftakis	)
duly authorised attorney-in-fact	)
for and on behalf of	)	/s/ Stavros Gyftakis
Fellow Shipping Co.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address: 154 Vouliagmenis Avenue,	)
16674, Glyfada, Greece

SIGNED by Stavros Gyftakis	)
duly authorised attorney-in-fact	)
for and on behalf of	)	/s/ Stavros Gyftakis
PREMIER MARINE CO.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address: 154 Vouliagmenis Avenue,	)
16674, Glyfada, Greece

SIGNED by Stavros Gyftakis	)
duly authorised attorney-in-fact	)
for and on behalf of	)	/s/ Stavros Gyftakis
CHAMPION MARINE CO.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address: 154 Vouliagmenis Avenue,	)
16674, Glyfada, Greece

SIGNED by Stavros Gyftakis	)
duly authorised attorney-in-fact	)
for and on behalf of	)	/s/ Stavros Gyftakis
FLAG MARINE CO.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address: 154 Vouliagmenis Avenue,	)
16674, Glyfada, Greece

GUARANTOR

SIGNED by Stavros Gyftakis	)
duly authorised attorney-in-fact	)
for and on behalf of	)	/s/ Stavros Gyftakis
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)

Witness’ signature:	)
Witness’ name: Maria Moschopoulou	)	/s/ Maria Moschopoulou
Witness’ address: 154 Vouliagmenis Avenue,	)
16674, Glyfada, Greece

ORIGINAL LENDER

SIGNED by Kelina Kantzou	)
duly authorised	)
for and on behalf of	)
DANISH SHIP FINANCE A/S	)	/s/ Kelina Kantzou
in the presence of:	)

Witness’ signature:	)
Witness’ name: Marianna Lobacheva	)	/s/ Marianna Lobacheva
Witness’ address:	)
Watson Farley & Williams Greece
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS - GREECE